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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE MACERICH COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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The Macerich Company

April 19, 2012

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held on Wednesday, May 30, 2012 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

        The enclosed Notice and Proxy Statement contain details concerning the matters to be considered during our Annual Meeting. At our Annual Meeting, you will be asked to:

  (1)
  elect the nine director nominees named in our Proxy Statement;

  (2)
  ratify the appointment of KPMG LLP as our independent registered public accounting firm;

  (3)
  approve, on an advisory basis, named executive officer compensation; and

  (4)
  transact such other business as may properly come before our Annual Meeting.

        You will note that our Board of Directors recommends that you vote your shares:

    "FOR" the election of each of the nine director nominees,

    "FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, and

    "FOR" the approval of the compensation of our named executive officers.

        We are pleased to again take advantage of the Securities and Exchange Commission rules that allow us to furnish Proxy materials to our stockholders over the Internet. This e-proxy process expedites our stockholders' receipt of Proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. On or about April 19, 2012, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2011 Annual Report to Stockholders and authorize their proxies online. All other stockholders will receive these materials by mail. If you only received a Notice of Internet Availability of Proxy Materials by mail, the Notice contains instructions on how you can receive a paper copy of the Proxy Statement and Annual Report.

        We look forward to seeing you at our Annual Meeting and thank you for your continued support.

        Your vote is important.    Whether or not you plan to attend our Annual Meeting, we urge you to vote and submit your Proxy. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person.

Arthur M. Coppola
Chairman of the Board and Chief Executive Officer

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2012

        NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders of The Macerich Company, a Maryland corporation, will be held on Wednesday, May 30, 2012 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California, for the following purposes:

  (1)
  To elect nine directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

  (2)
  To consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012;

  (3)
  To approve, on an advisory basis, named executive officer compensation; and

  (4)
  To transact such other business as may properly be brought before our Annual Meeting and at any adjournment or postponement thereof.

        Action may be taken on the foregoing matters at our Annual Meeting on the date specified above, or on any date or dates to which our Annual Meeting may be adjourned or postponed. Only stockholders of record of our common stock at the close of business on March 23, 2012 will be entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

        Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to complete, sign and return your Proxy. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at our Annual Meeting and vote your shares in person.

        Registered holders may authorize their Proxies:

  •
  By Internet: Go to the website address shown on your Proxy or the Notice of Internet Availability of Proxy Materials; or

  •
  By Toll-Free Telephone: If you received a printed copy of the Proxy materials by mail, you may call the number shown on your Proxy.

  •
  Registered holders may also vote by mail: If you received a printed copy of the Proxy materials by mail, you may mark, sign, date and promptly return the enclosed Proxy in the postage-paid envelope.

        Beneficial stockholders:    If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to instruct how your shares of common stock are to be voted at our Annual Meeting.

By Order of the Board of Directors

Richard A. Bayer
Secretary
Santa Monica, California April 19, 2012

THE MACERICH COMPANY
401 WILSHIRE BOULEVARD
SUITE 700
SANTA MONICA, CALIFORNIA 90401

PROXY STATEMENT

FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2012

        We are sending you this Proxy Statement in connection with the solicitation of Proxies by our Board of Directors for exercise at our 2012 Annual Meeting of Stockholders and at any adjournment or postponement thereof. We are first providing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 19, 2012. Our 2011 Annual Report, including financial statements for the fiscal year ended December 31, 2011, is being provided to stockholders concurrently with this Proxy Statement. Our Annual Report, however, is not part of the proxy solicitation material. We sometimes refer to The Macerich Company as our "Company," "we" or "us" and to our 2012 Annual Meeting, including any adjournment or postponement, as our "Annual Meeting."

        Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to be Held on May 30, 2012. This Proxy Statement and our 2011 Annual Report are available at www.proxyvote.com.

ABOUT OUR ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the Proxy materials?

        This year we are again using the Securities and Exchange Commission or "SEC" notice and access rule that allows us to furnish our Proxy materials over the Internet to our stockholders instead of mailing paper copies of those materials to each stockholder. This allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Beginning on or about April 19, 2012, we sent to most of our stockholders by mail a Notice of Internet Availability of Proxy Materials or "Notice" containing instructions on how to access our Proxy materials over the Internet and authorize your proxy online. This Notice is not a Proxy and cannot be used to vote your shares. If you received only a Notice this year, you will not receive paper copies of the Proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to on the Notice (www.proxyvote.com). We did provide some of our stockholders, including stockholders who have previously requested to receive paper copies of the Proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the Proxy materials instead of a Notice.

        If you own shares of our common stock, $.01 par value per share, referred to as "Common Stock," in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice or more than one set of paper Proxy materials. To vote all of your shares by Proxy, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

When is our Annual Meeting?

        Our Annual Meeting will be held on Wednesday, May 30, 2012 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

 What is the purpose of our Annual Meeting?

        At our Annual Meeting, our stockholders will consider and vote on the following matters:

  (1)
  the election of nine directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

  (2)
  the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

  (3)
  an advisory vote to approve named executive officer compensation.

        In addition, our stockholders will transact any other business that properly comes before our Annual Meeting. Management will also respond to appropriate questions from our stockholders.

Who is entitled to vote?

        Only holders of record of our Common Stock at the close of business on the record date, March 23, 2012, are entitled to notice of and to vote at our Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. Our Common Stock is our only class of securities authorized to vote. Under our charter and applicable law, a stockholder is not entitled to cumulative voting rights in the election of our directors.

Who is entitled to attend our Annual Meeting?

        All of our stockholders of record as of the close of business on the record date, or their duly appointed Proxy holders, may attend our Annual Meeting.

What constitutes a quorum?

        The presence, in person or by Proxy, of holders entitled to cast at least a majority of all the votes entitled to be cast at our Annual Meeting is necessary to constitute a quorum for the transaction of business at our Annual Meeting. As of the record date, 132,544,355 shares of Common Stock were outstanding and entitled to vote. Abstentions and broker non-votes will count toward the presence of a quorum. A "broker non-vote" occurs when a broker holding shares for a beneficial owner returns a properly executed Proxy but does not cast a vote with respect to a particular proposal because the broker does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote?

        Voting in Person at our Annual Meeting.    If you are a stockholder of record as of the close of business on the record date and attend our Annual Meeting, you may vote in person. If your shares of Common Stock are held in street name and you wish to vote in person at our Annual Meeting, you will need to obtain a "legal proxy" from the broker, bank or other nominee through which your shares of Common Stock are held of record.

        Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the Proxy holders how to vote your shares of Common Stock in one of the following ways:

  •
  Authorize your Proxy by Internet.    You may authorize your Proxy over the Internet. The website for Internet authorization is provided in the Notice or on your Proxy if you received a printed set of the Proxy materials. Internet authorization is available 24 hours per day until 11:59 p.m.,

    Eastern Time, the day before our Annual Meeting. In order to authorize your proxy, you will need to have the control number that appears on the Notice or Proxy you received.

  •
  Authorize your Proxy by Telephone.  If you have received a printed set of the Proxy materials, you may authorize your Proxy by telephone by calling the toll-free number listed on your Proxy. Telephone authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. When you call, please have your Proxy in hand, and you will receive a series of voice instructions which will allow you to instruct your Proxy how to vote your shares of Common Stock. To authorize your proxy by telephone, you will also need your control number referred to above.

  •
  Vote by Mail.  If you have received a printed set of the Proxy materials and would like to vote by mail, then please mark, sign and date your Proxy and return it promptly to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided.

        Voting by Proxy for Shares Held through Street Name.    If your shares of Common Stock are held through street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares of Common Stock are to be voted at our Annual Meeting.

What if I sign and return a Proxy by mail or authorize my proxy by telephone or the Internet but do not specify how I wish to vote my shares?

        If you sign and return a Proxy or authorize your proxy by telephone or the Internet but do not specify how your shares will be voted on one or more matters listed in the notice for our Annual Meeting, the shares will be voted with respect to such matters as follows:

  FOR the election of each of the nine nominees for director named in this Proxy Statement;

  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

  FOR the approval of the compensation of our named executive officers.

        The holders of the Proxy will also have authority to vote in their discretion on other matters that may be properly brought before our Annual Meeting or that may be incidental to the conduct of the meeting.

Will other matters be voted on at our Annual Meeting?

        It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at our Annual Meeting. If other matters are properly presented, Proxies will be voted by the Proxy holders in their discretion. Stockholder votes will be tabulated by the person appointed to act as inspector of election for our Annual Meeting.

May I change my vote or revoke my Proxy after I return my Proxy?

        If you are a stockholder of record as of the record date, you may change your vote or revoke your Proxy before it has been voted at our Annual Meeting by:

  •
  filing a written revocation with the Secretary of The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401;

  •
  authorizing a new Proxy by Internet, telephone or mail after the time and date of the previously authorized Proxy in accordance with the applicable instructions; or

  •
  appearing in person and voting by ballot at our Annual Meeting.

        Any stockholder of record as of the record date attending our Annual Meeting may vote in person whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at our Annual Meeting will not constitute revocation of a previously given Proxy.

        For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at our Annual Meeting, by appearing in person and voting at our Annual Meeting.

What are our Board of Directors' recommendations?

        Unless you give other instructions on your Proxy, the persons named as Proxy holders on the Proxy will vote a properly given Proxy in accordance with the recommendations of our Board of Directors. Our Board's recommendations, together with the description of each matter, are set forth in this Proxy Statement. In summary, our Board recommends that you vote your shares:

  FOR the election of each of the nine nominees for director named in this Proxy Statement;

  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

  FOR the approval of the compensation of our named executive officers.

        With respect to any other matter that properly comes before our Annual Meeting, the Proxy holders will vote in their discretion.

What vote is required to approve each matter?

        Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy is required by our charter and/or bylaws for the election of each director nominee, ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm and approval of the executive compensation of our named executive officers. Abstentions and broker non-votes are not counted as votes cast and therefore will not be counted in determining the outcome of any of the proposals.

        The advisory vote proposal to approve executive compensation is advisory only and is not binding on our Company or our Board. Our Board, or an appropriate committee of our Board, will consider the outcome of the vote on this proposal in considering what action, if any, should be taken in response to the advisory vote by stockholders.

        The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a routine item under the New York Stock Exchange rules or "NYSE Rules." Accordingly, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. If your broker exercises this discretion, your shares will be counted as present for purposes of determining the presence of a quorum at our Annual Meeting and will be voted in the manner directed by your broker on the proposal to ratify KPMG LLP as our independent registered public accounting firm, but your shares will constitute broker non-votes on each of the other proposals at our Annual Meeting.

 PROPOSAL 1: ELECTION OF DIRECTORS

        Under our bylaws, our Board of Directors determines the number of our directors, provided that the number shall never be less than the minimum required by the Maryland General Corporation Law, nor more than 12. Effective as of our Annual Meeting, Mr. James S. Cownie will retire as a director and our Board of Directors will consist of nine directors. The present term of our nine director nominees will expire at our Annual Meeting. Our director nominees, if elected at our Annual Meeting, will hold office until our annual meeting of stockholders in 2013 and until their respective successors are duly elected and qualify.

        Our Board of Directors, based on the recommendations of the Nominating and Corporate Governance Committee, has nominated the following individuals to serve as directors of our Company:

  •
  Douglas D. Abbey

  •
  Dana K. Anderson

  •
  Arthur M. Coppola

  •
  Edward C. Coppola

  •
  Fred S. Hubbell

  •
  Diana M. Laing

  •
  Stanley A. Moore

  •
  Mason G. Ross

  •
  Dr. William P. Sexton

        Each of our director nominees was previously elected to serve on our Board by our stockholders. Each of our director nominees is currently serving as a director and has consented to be nominated and to serve if elected. However, if any nominee is unavailable for election or unable to serve, the Proxy holders may vote for another person nominated by our Board of Directors.

        Our Board of Directors will consider a nominee for election to our Board recommended by a stockholder of record if the stockholder submits a written notice regarding such recommendation to the Nominating and Corporate Governance Committee c/o our Secretary in the manner described under the heading "Information Regarding our Director Nominees—Director Selection Process."

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES. PROXIES RECEIVED WILL BE VOTED "FOR" EACH OF OUR DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

 Information Regarding our Director Nominees

        The following table and biographical descriptions set forth certain information with respect to our director nominees (and Mr. Cownie who will retire effective as of our Annual Meeting) based on information furnished by each director. Each director has served continuously since elected. The following information is as of the record date, March 23, 2012, unless otherwise specified.

Name	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)(3)		Percent of Common Stock(4)
Douglas D. Abbey	62	2010	5,427(5)(6)	*	—		*
Dana K. Anderson	77	1994	179,043(7)	*	1,134,214	(8)	*
Arthur M. Coppola(9)	60	1994	483,011(10)(11)	*	1,664,055	(12)	1.60%
Edward C. Coppola(9)	57	1994	475,003(13)(14)	*	1,179,349	(15)	1.24%
James S. Cownie	67	1994	94,214(16)(17)	*	—		*
Fred S. Hubbell	60	1994	96,968(18)(19)	*	—		*
Diana M. Laing	57	2003	12,965(20)	*	—		*
Stanley A. Moore	73	1994	57,380(21)	*	—		*
Mason G. Ross	68	2009	6,193(22)	*	—		*
Dr. William P. Sexton	73	1994	14,472(23)	*	—		*

*
The percentage of shares beneficially owned by this director does not exceed one percent of our outstanding Common Stock.

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock or OP Units (as defined in Note 3 below) listed.

(2)
Assumes that none of our outstanding OP Units or LTIP Units (as defined in Note 3) are redeemed for shares of Common Stock (assuming, in the case of LTIP Units, they have first been converted into OP Units).

(3)
Our Company is the sole general partner of, and owns an aggregate of approximately 92% of the ownership interests referred to as "OP Units" in The Macerich Partnership, L.P. or our "Operating Partnership." Our Operating Partnership holds directly or indirectly substantially all of our interests in our regional shopping centers and our community centers. In connection with our formation, as well as subsequent acquisitions of certain centers, OP Units were issued to certain persons in connection with the transfer of their interests in such centers. The OP Units are redeemable at the election of the holder and our Company may redeem them for cash or shares of Common Stock on a one-for-one basis (subject to anti-dilution provisions), at our election.

Our Long-Term Incentive Plan or "LTIP" allows for the issuance of limited partnership units in the form of a class of units of our Operating Partnership referred to as "LTIP Units," as more fully described on pages 41-42 of this Proxy Statement. LTIP Units can be performance-based or service-based. Upon the occurrence of specified events, any vested LTIP Units can over time achieve full parity with the common OP Units of our Operating Partnership at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units.

(4)
Assumes that all OP Units and LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(5)
Includes 2,000 shares of Common Stock held in a charitable remainder unitrust of which Mr. Abbey and his wife are trustees. Also includes 2,743 shares of non-transferrable restricted stock granted to Mr. Abbey under our 2003 Equity Incentive Plan or "2003 Incentive Plan" that will vest after May 22, 2012.

(6)
In addition to the securities disclosed in the above table, 4,335 stock units are credited to Mr. Abbey under the terms of our Eligible Directors' Deferred Compensation/Phantom Stock Plan referred to as our "Director Phantom Stock Plan," the vesting and terms of which are described under "Compensation of Directors" below. Stock units issued under our Director Phantom Stock Plan are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable.

(7)
All shares of Common Stock are held in trust by Mr. Anderson as trustee of the Anderson Family Trust for the benefit of Mr. Anderson and his wife. Also includes 6,140 shares held through his account under our Employee Stock Purchase Plan or "ESPP."

(8)
All OP Units are held in trust by Mr. Anderson as trustee of the Anderson Family Trust for the benefit of Mr. Anderson and his wife.

(9)
Arthur Coppola and Edward Coppola are brothers.

(10)
Includes 488 shares held by Mr. A. Coppola as custodian for his minor child.

(11)
Includes 102,610 stock appreciation rights or "SARs" that vested on March 15, 2011 under our 2003 Incentive Plan. SARs are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable. Also includes 319,360 shares of Common Stock which are pledged as collateral for a line of credit.

(12)
Consists of 1,410,375 OP Units and 253,680 vested performance-based LTIP Units. In addition to these securities, Mr. A. Coppola has 100,000 unvested performance-based LTIP Units.

(13)
Includes 3,800 shares of Common Stock held for Mr. E. Coppola under our 401(k)/Profit Sharing Plan. Also includes 39,969 shares held by the E.C. Coppola Family Limited Partnership (an entity controlled by Mr. E. Coppola) and 5,053 shares held by Mr. E. Coppola as custodian for his children. All of the shares held by the family partnership are pledged as collateral for a line of credit. This family partnership is 90% owned by the trusts for Mr. E. Coppola's children and 5% owned by each of Mr. E. Coppola and his wife. Mr. E. Coppola disclaims any beneficial ownership of the shares held by his wife.

(14)
Includes 72,907 SARs that vested on March 15, 2011 under our 2003 Incentive Plan. Also includes 353,048 shares of Common Stock which are pledged as collateral for a line of credit.

(15)
Consists of 1,042,141 OP Units and 137,208 vested performance-based LTIP Units. In addition to these securities, Mr. E. Coppola has 50,000 unvested performance-based LTIP Units.

(16)
Includes 5,400 shares subject to options granted to Mr. Cownie under our 2000 Incentive Plan that are currently exercisable or become exercisable on or before May 22, 2012. In addition to the securities disclosed in the above table, 43,598 stock units are credited to Mr. Cownie under the terms of our Director Phantom Stock Plan.

(17)
Includes 3,057 shares of non-transferrable restricted stock granted to Mr. Cownie under our 2003 Incentive Plan that will vest after May 22, 2012.

(18)
Includes 970 shares held in trust by Mr. Hubbell as trustee and 10,511 shares held in trust for the benefit of Mr. Hubbell and his descendants. Also includes 17,344 shares held by a foundation of which Mr. Hubbell and his wife are trustees.

(19)
Includes 3,057 shares of non-transferrable restricted stock granted to Mr. Hubbell under our 2003 Incentive Plan that will vest after May 22, 2012. In addition to the securities disclosed in the above table, 46,474 stock units are credited to Mr. Hubbell under the terms of our Director Phantom Stock Plan.

(20)
Includes 2,700 shares subject to options granted to Ms. Laing under our 2003 Incentive Plan that are currently exercisable or become exercisable on or before May 22, 2012. Also includes 3,057 shares of non-transferrable restricted stock granted to Ms. Laing under our 2003 Incentive Plan that will vest after May 22, 2012. In addition to the securities disclosed in the above table, 19,375 stock units are credited to Ms. Laing under the terms of our Director Phantom Stock Plan.

(21)
Includes 3,057 shares of non-transferrable restricted stock granted to Mr. Moore under our 2003 Incentive Plan that will vest after May 22, 2012. In addition to the securities disclosed in the above table, 49,003 stock units are credited to Mr. Moore under the terms of our Director Phantom Stock Plan.

(22)
Includes 3,225 shares of non-transferrable restricted stock granted to Mr. Ross under our 2003 Incentive Plan that will vest after May 22, 2012. In addition to the securities disclosed in the above table, 4,594 stock units are credited to Mr. Ross under the terms of our Director Phantom Stock Plan.

(23)
Includes 5,400 shares subject to options granted to Dr. Sexton under our 2000 Incentive Plan that are currently exercisable or become exercisable on or before May 22, 2012. Also includes 3,057 shares of non-transferrable restricted stock granted to Dr. Sexton under our 2003 Incentive Plan that will vest after May 22, 2012. In addition to the securities disclosed in the above table, 47,694 stock units are credited to Dr. Sexton under the terms of our Director Phantom Stock Plan.

        Our Company was formed on September 9, 1993 to continue the business of The Macerich Group, which had been engaged in the shopping center business since 1965. Our Company conducts all of its business through our Operating Partnership, the property partnerships, corporations and limited liability companies that own title to our centers and various management companies. The management companies provide property management, leasing and other related services to our properties.

        The following provides certain biographical information with respect to our directors (including our nominees) as well as the specific experience, qualifications, attributes and skills that led our Board to the conclusion that each director should serve as a member of our Board of Directors.

        Douglas D. Abbey is a member of the board and investment committee of IHP Capital Partners, an investment firm he co-founded in 1992, which provides capital to the home building and land development industry. He is also a Co-Founder of AMB Property Corporation, an industrial real estate investment trust or "REIT," where he worked in various capacities during a 22-year career from 1983 to 2005. Mr. Abbey has more than 35 years of experience in commercial and residential real estate investment and development. In addition, he is a member of the board of directors of Pacific Mutual Holding Company and Pacific LifeCorp, the parent companies of Pacific Life Insurance Company, serving on the compensation and investment committees. Mr. Abbey is also on the board of directors and a member of the nominating and governance committee and compensation committee of Apollo Commercial Real Estate Finance, Inc.

        Mr. Abbey is a trustee and the past vice chairman of the Urban Land Institute, a member of the board and executive committee of Bridge Housing Corporation, a non-profit affordable housing developer based in California and serves on the real estate committee of the University of California San Francisco Foundation. In addition, Mr. Abbey is a lecturer in finance at the Stanford Graduate School of Business.

        Mr. Abbey brings to the Board not only the leadership expertise and unique perspective gained from co-founding IHP Capital Partners and AMB Property, but also substantial executive experience from his various positions at AMB Property. Mr. Abbey has extensive knowledge in the areas of commercial and residential real estate investment and development which allows him to bring a wealth of knowledge and experience to Board deliberations. His experience on the boards of other public and private companies further augments his range of knowledge.

        Dana K. Anderson has been Vice Chairman of our Board of Directors since our formation. In addition, Mr. Anderson served as our Chief Operating Officer from our formation until December 1997. Mr. Anderson is one of our Company's founders and has been with The Macerich Group or our Company since 1966. He has 47 years of shopping center experience with The Macerich Group and our Company and over 50 years of experience in the real estate industry.

        Mr. Anderson's long-standing history with our Company and his understanding of our operations and growth throughout the years provide an important perspective to our Board. This institutional knowledge is complemented by his substantial experience in the real estate industry, specifically with respect to leasing and operational matters.

        Arthur M. Coppola has been our Chief Executive Officer since our formation and was elected Chairman of the Board in September 2008. As Chairman of the Board and Chief Executive Officer, Mr. A. Coppola is responsible for the strategic direction and overall management of our Company. He served as our President from our formation until his election as Chairman. Mr. A. Coppola is one of our Company's founders and has over 36 years of experience in the shopping center industry, all of which has been with The Macerich Group and our Company. From 2005 through 2010, Mr. A. Coppola was a member of the board of governors or the executive committee of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), served as the 2007 chair of the board of governors and received the 2009 NAREIT Industry Leadership Award. Mr. A. Coppola is also an attorney and a certified public accountant.

        As Chairman and CEO, our Board values Mr. A. Coppola's strategic direction and vision which has resulted in our Company growing from a privately-held real estate company to a dominant national regional mall company with 65 regional malls consisting of approximately 65 million square feet of gross leaseable area. He is not only the leader of our Company but also a recognized leader within the REIT industry. Mr. A. Coppola's knowledge of our Company and the REIT industry, as well as his extensive business relationships with investors, retailers, financial institutions and peer companies, provide our Board with critical information necessary to oversee and direct the management of our Company. His role and experiences at our Company and within our industry give him unique insights into our Company's opportunities, operations and challenges.

        Edward C. Coppola was elected our President in September 2008. In partnership with our Chief Executive Officer, Mr. E. Coppola oversees the strategic direction of our Company. He has broad oversight over our Company's financial and investment strategies, including our Company's key lender and investor relationships. He also oversees our acquisitions and dispositions, department store relationships and development/redevelopment projects. Mr. E. Coppola was previously an Executive Vice President from our formation through September 2004 and was our Senior Executive Vice President and Chief Investment Officer from October 2004 until his election as President. He has 35 years of shopping center experience with The Macerich Group and our Company and is one of our founders. From March 16, 2006 to February 2, 2009, Mr. E. Coppola was a member of the board of directors of Strategic Hotels & Resorts, Inc., a publicly traded REIT which owns and manages high-end hotels and resorts. Mr. E. Coppola is also an attorney.

        As President, Mr. E. Coppola provides our Board with important information about the overall conduct of our Company's business. His day-to-day leadership of our Company provides our Board with valuable knowledge of our operations, plans and direction. Our Board appreciates his long history and experience in the shopping center industry as well as his expertise with respect to strategic and investment planning, finance, capital markets, acquisition, disposition and development matters.

        James S. Cownie, currently a private investor, was formerly Chairman and CEO of New Heritage Associates, a cable television operator with cable properties located in the Minneapolis/St. Paul, Minnesota area from 1991 to 1996. Prior to that, Mr. Cownie was Co-Founder and President of Heritage Communications, Inc., a cable television operator serving 22 states, from 1971 to 1990.

Mr. Cownie is a member of the board of directors of MARKETLINK, INC., a telemarketing firm, and the chairman and majority owner of WWL Holding, a logistics company engaged in transportation and pallet management. Mr. Cownie will retire as a member of our Board of Directors effective as of our Annual Meeting.

        As a former CEO or President of a cable television operator for 25 years, Mr. Cownie has a broad understanding of the operational, financial and strategic issues facing companies. Mr. Cownie brings management experience, leadership capabilities, financial knowledge and business acumen to our Board. In addition, his service on various boards, including as chairman, makes him a valuable contributor to our Board.

        Fred S. Hubbell was a member of the executive board and Chairman of Insurance and Asset Management Americas for ING Group, a Netherlands-based company and one of the world's largest banking, insurance and asset management companies, and served as an executive board member from May 2000 through April 2006. The executive board is the first tier leadership board of ING Group and is responsible for the management of the company. Mr. Hubbell became Chairman of Insurance and Asset Management Americas in 2004 and was previously Chair of the Executive Committees of the Americas and Asia/Pacific beginning January 2000. Mr. Hubbell was also responsible for Nationale Nederlanden, ING's largest Dutch insurance company, and ING's asset management operations throughout Europe since May 2004. Mr. Hubbell elected to retire from ING Group's executive board effective April 25, 2006 and has returned to the United States. Mr. Hubbell was formerly Chairman, President and Chief Executive Officer of Equitable of Iowa Companies, an insurance holding company, serving as Chairman from May 1993 to October 1997, and as President and Chief Executive Officer from May 1989 to October 1997. Mr. Hubbell served as interim director of the Iowa Department of Economic Development from October 5, 2009 through January 14, 2010. Mr. Hubbell is also an attorney.

        Mr. Hubbell's extensive executive experience and leadership roles at both ING Group and Equitable of Iowa Companies provide our Board with an important perspective in terms of the management and operation of our Company. His expertise in management, strategic planning and operations assists our Board in reviewing our financial and business strategies as well as addressing the challenges our Company faces. Mr. Hubbell's experience at ING Group also provides our Board with a global perspective.

        Diana M. Laing is the Chief Financial Officer and Secretary of Thomas Properties Group, Inc., a publicly traded real estate operating company and institutional investment manager focused on the development, acquisition, operation and ownership of commercial properties throughout the United States, and has served in such capacity since May 2004. She is responsible for financial reporting, capital markets transactions and investor relations. Ms. Laing served as Chief Financial Officer of each of Triple Net Properties, LLC from January through April 2004, New Pacific Realty Corporation from December 2001 to December 2003, and Firstsource Corp. from July 2000 to May 2001. From August 1996 to July 2000, Ms. Laing was Executive Vice President, Chief Financial Officer and Treasurer of Arden Realty, Inc., a publicly traded REIT which was the largest owner and operator of commercial office properties in Southern California. From 1982 to August 1996, she served in various capacities, including Executive Vice President, Chief Financial Officer and Treasurer of Southwest Property Trust, Inc., a publicly traded multi-family REIT which owned multi-family properties throughout the southwestern United States. Ms. Laing began her career as an auditor with Arthur Andersen & Co. She serves on the Dean's Advisory Council for the College of Business at Loyola Marymount University and the Oklahoma State University School of Accounting Advisory Board.

        Our Board believes Ms. Laing's 29 years of real estate industry experience, with her particular expertise in finance, capital markets, strategic planning, budgeting and financial reporting, make her a valuable member of our Board. This financial and real estate experience is supplemented by her substantive public company and REIT experience which enhances her understanding of the issues facing our Company and industry. Based on her financial expertise, Ms. Laing serves as the

Chairperson of our Audit Committee and has been designated by our Board as an audit committee financial expert.

        Stanley A. Moore is Chairman of the Board and co-founder of Overton Moore Properties and served as its Chief Executive Officer from 1973 through March 2011. Mr. Moore has been a director of Overton Moore Properties (or its predecessor) since 1973. Overton Moore Properties, which develops, owns and manages office, industrial and mixed-use space is one of the top commercial real estate development firms in Los Angeles County. In addition, he is a member of the board of directors and chairman of the investment committee and nominating and corporate governance committee of Industrial Income Trust, Inc., a public, non-traded industrial REIT. Furthermore, Mr. Moore is past president of the Southern California Chapter of the National Association of Industrial and Office Parks, and is a board member of the Economic Resources Corporation of South Central Los Angeles.

        Mr. Moore's experience as a CEO of a leading commercial real estate developer gives him a broad understanding of the operational, financial and strategic issues facing our Company. By virtue of his extensive real estate experience, he brings to our Board valuable knowledge in the areas of acquisitions, development, property management and finance. In addition, Mr. Moore was chosen by our independent directors to serve as our Presiding Director and he collaborates with Mr. A. Coppola on Board matters.

        Mason G. Ross spent 35 years at Northwestern Mutual Life, an industry leading life insurance company, the final nine years of which he served as Executive Vice President and Chief Investment Officer. As Chief Investment Officer, his responsibilities included the design and administration of investment compensation systems, oversight of investment risk management, and the formation of the asset allocation strategy of the investment portfolio. During his prior 27 years at Northwestern Mutual Life, he held a variety of positions including leading the company's real estate investment and private securities operations. During that time, he also served as a director of Robert W. Baird, Inc., a regional brokerage and investment banking firm, and the Russell Investment Group, an international investment management firm. Since retiring from Northwestern Mutual in 2007, he has remained active in the investment business and currently serves as a director of a private real estate development firm, a real estate consultant to a private real estate fund and as a trustee of several large private trusts. He is the past chairman of the National Association of Real Estate Investment Managers and a former trustee of the Urban Land Institute.

        Our Board values the 40 years of investment experience of Mr. Ross and his extensive involvement in commercial real estate. His real estate financing expertise acquired over a 25 year period of providing real estate financing for all types of properties provides our Board with important knowledge in considering our Company's capital and liquidity needs. In addition, as a newer Board member, Mr. Ross as well as Mr. Abbey provides a fresh perspective to our Board's deliberations.

        Dr. William P. Sexton is Vice President, Emeritus, University Relations of the University of Notre Dame and assumed this position in 2003. From 1983 through 2003, Dr. Sexton was Vice President, University Relations of the University of Notre Dame and a member of the budget and finance committees of the University where he oversaw fiscal, internal control, personnel, budget and capital matters. After serving in this role for 20 years, he returned to teaching full time in the College of Business. He is a Full Professor in the Management Department and teaches in the University's Executive MBA Program. Dr. Sexton has been employed as a professor in the Management Department of the Business School at Notre Dame since 1966. Dr. Sexton also serves as chairman of the audit committee of a privately held company.

        Our Board values Dr. Sexton's extensive business experience and knowledge gained from his positions as both a professor and officer of the University of Notre Dame. Our Board believes Dr. Sexton's background in management, finance and education not only supplements the experiences of our other directors but also provides a different and informative viewpoint to Board matters.

 The Board of Directors and its Committees

        Board of Directors.    Our Company is managed under the direction of a Board of Directors currently composed of ten members. Effective as of our Annual Meeting, Mr. Cownie will retire and the Board will be composed of nine members. Our Board of Directors met five times in 2011. Each of our directors attended all Board meetings, except Mr. Abbey missed one meeting. In addition, each director attended at least 75% of the aggregate number of meetings of our Board and of each committee on which he or she served during 2011.

        Director Independence.    For a director to be considered independent, our Board must determine that the director does not have any material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company). Our Board has established Director Independence Standards to assist it in determining director independence. The Director Independence Standards establish exclusionary standards that conform to the independence requirements of the NYSE Rules and categorical standards that identify permissible immaterial relationships between our directors and our Company. These Director Independence Standards are included in our Guidelines on Corporate Governance which are available at www.macerich.com under "Investing-Corporate Governance." Our Board has determined that the following seven current non-employee directors do not have any material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company) and each is an independent director under our Director Independence Standards: Messrs. Abbey, Cownie, Hubbell, Moore and Ross, Ms. Laing and Dr. Sexton. Messrs. A. Coppola, Anderson and E. Coppola are not independent directors because they are current executive-level employees of our Company.

        Executive Committee.    The Executive Committee of our Board of Directors consists of Messrs. Moore and A. Coppola and has such authority as is delegated by our Board and as permitted under applicable law, including authority to negotiate and implement acquisitions and to execute certain contracts and agreements with unaffiliated third parties. The primary purpose of the Executive Committee is to exercise the powers and duties of our Board between Board meetings and to implement the policy decisions of our Board on matters not delegated to other committees. Mr. A. Coppola is the chairperson of this Committee. The Executive Committee did not meet during 2011.

        Audit Committee.    The Audit Committee consists of Messrs. Cownie and Hubbell, Ms. Laing and Dr. Sexton, each of whom is financially literate, is an independent director and meets the independence requirements for audit committee members under the NYSE Rules and the Securities Exchange Act of 1934, as amended, or "Exchange Act." Ms. Laing is the chairperson of this Committee and has been designated by our Board as an audit committee financial expert. Mr. Cownie will retire from the Board and this Committee effective as of our Annual Meeting. The Audit Committee met nine times during 2011 with all members attending each meeting.

        Under the Audit Committee charter, the purpose of this Committee is to assist our Board in overseeing the accounting and financial reporting processes and the audits of our financial statements, including the integrity of our financial statements, the compliance with legal and regulatory requirements, our independent public accountants' qualifications and independence, and the performance of our independent public accountants and internal audit function. The Committee's duties include:

  (1)
  appointing, evaluating and, where appropriate, replacing our independent public accountants,

  (2)
  reviewing our financial statements with management and our independent public accountants,

  (3)
  reviewing and approving with our independent public accountants the scope and results of the audit engagement,

  (4)
  pre-approving audit and permissible non-audit services provided by our independent public accountants,

  (5)
  reviewing the independence of our independent public accountants,

  (6)
  reviewing the adequacy of our internal accounting controls, and

  (7)
  reviewing and approving related-party transactions in accordance with our Related Party Transaction Policies and Procedures as described below.

        Compensation Committee.    The Compensation Committee consists of Messrs. Abbey, Moore and Ross, Ms. Laing and Dr. Sexton, each of whom is an independent director. Mr. Moore is the chairperson of this Committee. The Compensation Committee met five times during 2011 with all members attending each meeting. As outlined in its charter, the Compensation Committee has the following duties and responsibilities:

  (1)
  approving and evaluating our director and executive officer compensation plans, policies and programs,

  (2)
  reviewing annually our overall compensation structure and philosophy,

  (3)
  reviewing and approving compensation for our executive officers,

  (4)
  reviewing and recommending director compensation to our Board, and

  (5)
  administering certain of our employee benefit and stock plans.

        The Compensation Committee charter provides that the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director and executive officer compensation, including approving their fees and terms. The Compensation Committee has periodically engaged Towers Watson, a nationally recognized, independent compensation consulting firm, to provide reviews of the various elements of our director and executive officer compensation programs, including evolving compensation trends and market survey data. The Committee retained Towers Watson in 2011 and 2012 to conduct a competitive review of the compensation for our named executive officers based on an analysis of the most recent proxy statements from a group of peer companies. Towers Watson provides no other consulting services to our Company.

        Mr. A. Coppola also generally attends the Compensation Committee meetings and provides his recommendations with respect to the compensation paid to the other executive officers. While Mr. A. Coppola's input is viewed by the Compensation Committee as an integral and vital part of the compensation process, the Compensation Committee is solely responsible for making the final decision regarding the form and amount of compensation for our Company's executive officers. See "Compensation Discussion and Analysis." The Compensation Committee may also form and delegate authority to subcommittees, when appropriate, each subcommittee to consist only of independent directors. No subcommittee has been formed.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Messrs. Abbey, Cownie, Hubbell, Moore and Ross, each of whom is an independent director. Mr. Hubbell serves as chairperson. Mr. Cownie will retire from the Board and this Committee effective as of our Annual Meeting. The Nominating and Corporate Governance Committee met one time in 2011 with all members attending the meeting. The Nominating and Corporate Governance Committee operates under a charter which provides that the Committee will:

  (1)
  assist our Board by identifying individuals qualified to become Board members and recommend to our Board nominees for election as director by our stockholders or by our Board to fill a vacancy occurring between stockholder meetings,

  (2)
  recommend adoption of and changes to our Guidelines on Corporate Governance,

  (3)
  lead our Board in its annual review of the performance of our Board and our committees,

  (4)
  recommend to our Board director nominees for each Board committee, and

  (5)
  perform such other duties and responsibilities as are set forth in its charter or delegated by our Board, including developing a succession plan to ensure continuity in management.

        Committee Charters.    The charters for the Executive Committee, Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are available at www.macerich.com under "Investing-Corporate Governance."

        Related Party Transaction Policies and Procedures.    The Audit Committee administers our written Related Party Transaction Policies and Procedures. These policies are designed to assist with the proper identification, review and disclosure of related party transactions and apply generally to any transaction or series of transactions in which our Company or an affiliate is a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party generally includes any director, executive officer, stockholder of more than 5% of our Common Stock and any immediate family member thereof. Under the policies, transactions that fall within this definition will be referred to the Audit Committee for approval, ratification or other action. In determining whether to approve or ratify a transaction, the Audit Committee will consider all of the relevant facts and circumstances, including the related party's interest, the amount involved in the transaction, and whether the transaction has terms no less favorable than those generally available from an unrelated third party. The Audit Committee will approve or ratify such transaction if it determines, in good faith, that under all of the circumstances the transaction is fair to our Company.

        Risk Oversight.    One of the principal functions of our Board of Directors is to provide oversight concerning our Company's assessment and management of risk related to our business. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities as well as through its oversight of management and the committees of our Board. Management is responsible for identifying the material risks facing our Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with our Board and/or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to our Board regarding business operations and strategic planning, financial planning and budgeting, material litigation and regulations, including any material risk to the Company relating to such matters. Our Board of Directors believes that the processes it has established to administer our Board's risk oversight function would be effective under a variety of leadership frameworks and therefore these processes do not have any material effect on our Company's leadership structure described under the heading "Board Leadership Structure" below.

        Our Board has delegated oversight for specific areas of risk exposure to our Board committees as follows:

          Audit Committee.    As required by the NYSE Rules, the Audit Committee is responsible for periodically discussing our Company's overall risk assessment and risk management policies with management, our Company's internal auditors and our independent registered public accounting firm as well as our Company's plans to monitor, control and minimize such risk and exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls and oversees risk related to our compliance with legal and regulatory requirements.

          Compensation Committee.    The Compensation Committee is responsible for overseeing our Company's assessment and management of risk related to our Company's compensation plans, policies and overall philosophy as more fully described below under "Compensation Risk Assessment."

          Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee oversees the policies and procedures related to management succession, including both emergency CEO succession and CEO succession in the ordinary course of business.

        At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any risk exposure and risk management policies with respect to such matters. Our Chief Executive Officer, Chief Legal Officer and/or Chief Financial Officer regularly attend meetings of our committees when they are not in executive session. In addition, our directors are free to communicate directly with members of management and any outside advisors regarding any matter.

        Compensation Risk Assessment.    We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. While our annual incentive compensation program focuses on short-term or annual performance, our executives' annual bonuses are determined in the Compensation Committee's discretion based on its consideration of a variety of corporate and individual performance factors as described below under "Compensation Discussion and Analysis." Therefore, the Compensation Committee believes that the annual bonus program appropriately balances risk and the desire to focus executives on short-term goals important to our success without putting undue emphasis on any particular performance measure, and that it does not encourage unnecessary or excessive risk taking.

        A significant portion of the compensation provided to our named executive officers is in the form of equity awards that are important to help further align executives' interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our stock price, and since grants are subject to vesting or retention schedules to help ensure that executives always have significant value tied to our long-term stock price performance. As described in our Compensation Discussion and Analysis, our current practice is to grant executives LTIP Unit awards that vest based on the percentile ranking of our total stockholder return as compared to our peer REITs over the applicable performance period. The Compensation Committee believes these awards provide additional incentives for executives to create value for our stockholders and, together with the executives' equity ownership in our Company pursuant to our stock ownership guidelines as described below, help further link their interests with those of our stockholders.

        Director Selection Process.    The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of our Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, officers, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee also may review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. This Committee will make the final recommendations of candidates to our Board for nomination.

        Our Board of Directors has a policy that stockholders may recommend a director candidate for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons in writing to the Nominating and Corporate Governance Committee, c/o our Secretary, no later than the December 1 prior to the next annual meeting of stockholders, together with information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Section 1.11 of our bylaws, a copy of which will be made available upon request. The Nominating and Corporate Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of our Board. Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 1.11 of our bylaws and within the time periods set forth herein under the heading "Stockholder Proposals and Director Nominees."

        Our Nominating and Corporate Governance Committee and our Board of Directors will consider all persons properly recommended as a nominee for election to the Board in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee does not apply any specific, minimum qualifications in considering a director candidate and does not impose additional qualifications on stockholder-recommended potential nominees. Instead, the Committee reviews the candidates taking into account the current Board membership and considers a variety of factors, including the specific needs of our Company and our Board, the experience, skills, areas of expertise, independence, productivity, length of service, occupational and other responsibilities (including other public company board memberships and committee memberships) of the candidates, and such other factors as the Committee may determine is appropriate for review. This process is described in our Guidelines on Corporate Governance which is available at www.macerich.com under "Investing-Corporate Governance."

        Diversity.    Although our Company does not have a formal policy for the consideration of diversity in identifying nominees for director, our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in the Board as a whole when identifying and selecting nominees. Our Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including diversity of professional experience, background, skills, areas of expertise and perspective. These factors, the additional factors described above under "Director Selection Process" and others that are considered useful by our Nominating and Corporate Governance Committee are reviewed in terms of assessing the perceived needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company's business and affairs. On an annual basis, as part of our Board's self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for our Company.

        Board Leadership Structure.    Our Company's Guidelines on Corporate Governance provide that our Board is free to make its choice for Chairman of the Board and CEO in any way that our Board considers is best for our Company. Our Board recognizes that no single leadership model is correct at all times and that, depending on the circumstances, another leadership model might be appropriate. Our Board therefore believes that it should have the flexibility to decide whether it is best for our Company at any point in time to combine or separate the roles of CEO and Chairman of the Board.

        Our Board currently combines the role of Chairman of the Board and the role of CEO, but couples this with the Presiding Director position to further strengthen our governance structure. This structure was part of our Company's long-term succession planning following the retirement of our former Chairman in 2008. At that time, our Board determined that it was in the best interests of our Company and stockholders to have Mr. A. Coppola become Chairman as well as retain his CEO position. Our Board believes this structure provides an efficient and effective leadership model for our

Company given Mr. A. Coppola's strong leadership and extensive knowledge of our Company. Combining the Chairman and CEO roles in the case of Mr. A. Coppola serves as a bridge between the Board and management and fosters clear accountability, effective decision making and alignment on corporate strategy.

        To ensure independent oversight, we have a strong Presiding Director role as well as executive sessions of the independent directors after every Board meeting. Our Presiding Director, Mr. Moore, has been designated by our independent directors and collaborates with our CEO on a regular basis. The role of the Presiding Director is to prepare with our CEO our Board agendas, chair the executive sessions of the non-management directors, call meetings of the independent directors and perform such other functions as our Board or non-management directors may direct. The non-management directors meet in separate executive sessions after each regularly scheduled quarterly Board meeting. The non-management directors met four times in 2011. Each non-management director is an independent director.

        Attendance at Stockholders' Meetings.    Our Board encourages directors in the Santa Monica area at the time of the stockholders' meeting to attend the meeting. Our Board does not require director attendance at our stockholders' meetings because our stock is predominately held by institutional stockholders and attendance is traditionally light. At our 2011 annual stockholders' meeting, four of our directors and/or executive officers attended.

        Contact Our Board.    Individual stockholders or any other interested parties may contact our entire Board of Directors or individual members of our Board of Directors, our non-management directors as a group or the Presiding Director for our non-management directors, by sending an email as follows:

  Board of Directors—boardofdirectors@macerich.com
  Non-Management Directors—nonmanagementdirectors@macerich.com
  Presiding Director for the Non-Management Directors—presidingdirector@macerich.com

        Such communications may be anonymous and also may be submitted in writing in care of:

  Attention: Secretary
  The Macerich Company
  401 Wilshire Boulevard, Suite 700
  Santa Monica, CA 90401

        All communications are distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances of the communication. Our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of our Board be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

        Codes of Ethics.    Our Company expects that all of our directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of our Company and will act in the best interests of our Company. Our Code of Business Conduct and Ethics provides principles of conduct and ethics for our directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the NYSE Rules. In addition, our Company has adopted a Code of Ethics for our CEO and senior financial officers which supplements our Code of Business Conduct and Ethics applicable to all employees and complies with the additional requirements of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. To the extent required by applicable SEC rules and NYSE Rules, we intend to promptly disclose future amendments to certain provisions of these Codes or waivers of such provisions granted to directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, on our website at www.macerich.com under "Investing-Corporate Governance—Code of Ethics." Each of these Codes of Conduct is available on our website at www.macerich.com under "Investing-Corporate Governance."

Compensation of Directors

        Our non-employee directors are compensated for their services according to an arrangement authorized by our Board of Directors and recommended by the Compensation Committee. A Board member who is also an employee of our Company or a subsidiary does not receive compensation for service as a director. Messrs. A. Coppola, Anderson and E. Coppola are the only directors who are also employees of our Company or a subsidiary.

        The Compensation Committee generally reviews director compensation annually. Our current compensation structure for our non-employee directors is as follows:

        Annual Retainer for Service on our Board—$60,000, payable in quarterly installments, plus shares of restricted stock equal to $75,000 based upon the closing price of our common stock on the date of the grant, are automatically granted in March of each year and vest over three years.

        Annual Retainer for Chairperson of the Audit Committee—$25,000.

        Annual Retainer for Chairperson of the Compensation Committee—$25,000.

        Annual Retainer for Chairperson of the Nominating and Corporate Governance Committee —$25,000.

        Annual Retainer for Committee Membership—$12,500 per committee for non-chair members.

        Expenses—The reasonable expenses incurred by each director (including employee directors) in connection with the performance of the director's duties are also reimbursed by our Company.

        Each grant of restricted stock to our non-employee directors in 2011 was made pursuant to our 2003 Incentive Plan. In addition, our Director Phantom Stock Plan offers our non-employee directors the opportunity to defer cash compensation otherwise payable and to receive that compensation (to the extent that it is actually earned by service during that period) in cash or in shares of Common Stock as elected by the director, after termination of the director's service or on a specified payment date. Such compensation includes the annual retainers payable to our non-employee directors. Every current non-employee director during his or her term of service has elected to receive all or a portion of such compensation in Common Stock. Deferred amounts are generally credited as stock units at the beginning of the applicable deferral period based on the present value of such deferred compensation divided by the average fair market value of our Common Stock for the preceding 10 trading days. Stock unit balances are credited with additional stock units as dividend equivalents and are ultimately paid out in shares of our Common Stock on a one-for-one basis. A maximum of 500,000 shares of our Common Stock may be issued in total under our Director Phantom Stock Plan, subject to certain customary adjustments for stock splits, stock dividends and similar events. The vesting of the stock units is accelerated in case of the death or disability of a director or, after a change of control event, the termination of his or her services as a director.

        The following table summarizes the compensation paid, awarded or earned with respect to each of our non-employee directors during 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Douglas D. Abbey	85,000	100,305	—	—	—	—		185,305
James S. Cownie	85,000	75,000	—	—	—	24,880	(3)	184,880
Fred S. Hubbell	97,500	75,000	—	—	—	—		172,500
Diana M. Laing	97,500	75,000	—	—	—	—		172,500
Stanley A. Moore	110,000	75,000	—	—	—	—		185,000
Mason G. Ross	85,000	75,000	—	—	—	—		160,000
Dr. William P. Sexton	85,000	75,000	—	—	—	—		160,000

(1)
Pursuant to our Director Phantom Stock Plan, each director, except Mr. Ross, elected to defer fully their annual cash retainers for 2011 and to receive such compensation in Common Stock at a future date. Mr. Ross elected to defer 50% of his annual retainer for 2011. Therefore, for 2011 compensation, Messrs. Abbey, Cownie, Hubbell, Moore and Ross, Ms. Laing and Dr. Sexton were credited with 1,819, 2,287, 2,634, 2,982, 1,147, 2,583 and 2,282 stock units, respectively, which vested during 2011 as the service was provided.

(2)
The amounts shown represent the aggregate grant date fair value computed in accordance with Statement of Financial Accounting Standards Bulletin ASC Topic 718 referred to as "FASB ASC Topic 718," of restricted stock awards granted under our 2003 Incentive Plan. Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of stock awards during 2011 by our directors. Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2012.

Each of our non-employee directors received 1,550 shares of restricted stock on March 4, 2011 under our 2003 Incentive Plan. The closing price of our Common Stock on that date was $48.36. In connection with joining our Board, Mr. Abbey also received 500 shares of restricted stock, which was awarded on April 22, 2011. The closing price of our Common Stock on April 25, 2011, the first business day succeeding that date, was $50.82.

As of December 31, 2011, our non-employee directors held the following number of unexercised stock options, unvested shares of restricted stock and unpaid stock units:

Name	Unexercised Options (#)(4)	Unvested Shares of Restricted Stock (#)	Stock Units (#)
Douglas D. Abbey	—	1,883	4,292
James S. Cownie	5,400	3,180	46,507
Fred S. Hubbell	—	3,180	46,013
Diana M. Laing	2,700	3,180	19,183
Stanley A. Moore	—	3,180	48,518
Mason G. Ross	—	3,013	4,548
Dr. William P. Sexton	5,400	3,180	47,221
(3)
Represents the premium paid by our Company for Mr. Cownie's health insurance.

(4)
The number of options reflects certain anti-dilutive adjustments under our 2003 Incentive Plan.

 Executive Officers

        The following table sets forth, as of March 31, 2012, the names, ages and positions of our executive officers and the year each became an officer. Executive officers serve at the pleasure of our Board of Directors. No executive officer has an employment agreement with our Company.

Name	Age	Position	Officer Since
Arthur M. Coppola	60	Chairman of the Board of Directors and Chief Executive Officer	1993
Dana K. Anderson	77	Vice Chairman of the Board of Directors	1993
Edward C. Coppola	57	President	1993
Thomas E. O'Hern	56	Senior Executive Vice President, Chief Financial Officer and Treasurer	1993
Richard A. Bayer	62	Senior Executive Vice President, Chief Legal Officer and Secretary	1994
Randy L. Brant	59	Executive Vice President, Real Estate	2001
Eric V. Salo	46	Executive Vice President	2000

        Except as noted below, the following table sets forth, as of the record date, March 23, 2012, the number of shares of our Common Stock and OP Units beneficially owned by each of the executive officers named in the Summary Compensation Table on page 35 of this Proxy Statement, whom we refer to as our "named executive officers." Although Ms. Gotsis resigned from her position with our Company in 2011, she is considered a named executive officer under SEC rules. In connection with her resignation, she entered into a separation agreement and mutual release of claims as more fully described on pages 47-48 of this Proxy Statement. Information in the table below with respect to Ms. Gotsis is as of May 31, 2011, her last day of employment with our Company.

Name	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)		Percent of Common Stock(3)
Arthur M. Coppola	483,011(4)(5)	*	1,664,055	(6)	1.60%
Edward C. Coppola	475,003(7)(8)	*	1,179,349	(9)	1.24%
Thomas E. O'Hern	172,308(10)	*	101,280	(11)	*
Richard A. Bayer	78,915(12)	*	99,313	(13)	*
Randy L. Brant	89,721(14)	*	—		*
Tracey P. Gotsis	85,071(15)	*	—		*

*
The percentage of shares beneficially owned by this executive officer does not exceed one percent of our outstanding Common Stock.

(1)
Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock or OP Units listed.

(2)
Assumes that none of our outstanding OP Units or LTIP Units are redeemed for shares of Common Stock (assuming, in the case of LTIP Units, they have first been converted into OP Units).

(3)
Assumes that all OP Units and LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(4)
Includes 488 shares held by Mr. A. Coppola as custodian for his minor child.

(5)
Includes 102,610 SARs that vested on March 15, 2011 under our 2003 Incentive Plan. Also includes 319,360 shares of Common Stock which are pledged as collateral for a line of credit.

(6)
Consists of 1,410,375 OP Units and 253,680 vested performance-based LTIP Units. In addition to these securities, Mr. A. Coppola has 100,000 unvested performance-based LTIP Units.

(7)
Includes 3,800 shares of Common Stock held for Mr. E. Coppola under our 401(k)/Profit Sharing Plan. Also includes 39,969 shares held by the E.C. Coppola Family Limited Partnership (an entity controlled by Mr. E. Coppola) and 5,053 shares held by Mr. E. Coppola as custodian for his children. All of the shares held by the family partnership are pledged as collateral for a line of credit. This family partnership is 90% owned by the trusts for Mr. E. Coppola's children and 5% owned by each of Mr. E. Coppola and his wife. Mr. E. Coppola disclaims any beneficial ownership of the shares held by his wife.

(8)
Includes 72,907 SARs that vested on March 15, 2011 under our 2003 Incentive Plan. Also includes 353,048 shares of Common Stock which are pledged as collateral for a line of credit.

(9)
Consists of 1,042,141 OP Units and 137,208 vested performance-based LTIP Units. In addition to these securities, Mr. E. Coppola has 50,000 unvested performance-based LTIP Units.

(10)
Includes 3,558 shares of Common Stock held for Mr. O'Hern under our 401(k)/Profit Sharing Plan and 59,406 SARs that vested on March 15, 2011 under our 2003 Incentive Plan. Also includes 5,525 shares held by Mr. O'Hern as custodian for his minor children.

(11)
Consists of 35,640 OP Units and 65,640 vested performance-based LTIP Units. In addition to these securities, Mr. O'Hern has 20,000 unvested performance-based LTIP Units.

(12)
Includes 3,946 shares of Common Stock held for Mr. Bayer under our 401(k)/Profit Sharing Plan and 54,005 SARs that vested on March 15, 2011 under our 2003 Incentive Plan.

(13)
Consists of 38,209 OP Units and 61,104 vested performance-based LTIP Units. In addition to these securities, Mr. Bayer has 20,000 unvested performance-based LTIP Units.

(14)
Includes 43,204 SARs that vested on March 15, 2011 under our 2003 Incentive Plan. Also includes 45,351 shares of Common Stock which are pledged as collateral for a line of credit. In addition to the securities disclosed in the above table, Mr. Brant has 17,828 stock units that will vest after May 22, 2012. Stock units vest in equal installments over a three-year period from the grant date.

(15)
Includes 43,204 SARs that vested on March 15, 2011 under our 2003 Incentive Plan and 214 shares held by Ms. Gotsis as custodian for her minor children. In addition to the securities disclosed in the above table, Ms. Gotsis has 1,654 stock units that will vest after May 22, 2012.

        Biographical information concerning Messrs. A. Coppola, Anderson and E. Coppola is set forth above under the caption "Information Regarding our Director Nominees."

        Thomas E. O'Hern became one of our Senior Executive Vice Presidents in September 2008 and has been our Chief Financial Officer and Treasurer since July 1994. Mr. O'Hern was an Executive Vice President from December 1998 through September 2008 and served as a Senior Vice President from March 1993 to December 1998. From our formation to July 1994, he served as Chief Accounting Officer, Treasurer and Secretary. From November 1984 to March 1993, Mr. O'Hern was a Chief Financial Officer at various real estate development companies. He was also a certified public accountant with Arthur Andersen & Co. and was with that firm from 1978 through 1984. Mr. O'Hern is a member of the board of directors, the audit committee chairman and was formerly a member of the compensation committee of Douglas Emmett, Inc., a publicly-traded REIT, and is a board member of several other non-profit philanthropic and academic organizations.

        Richard A. Bayer joined our Company in May 1994, and has been our Chief Legal Officer since January 2005, our Secretary since July 1994 and one of our Senior Executive Vice Presidents since September 2008. Mr. Bayer was our General Counsel from July 1994 until January 2005 and one of our Executive Vice Presidents from December 1998 through September 2008. Prior to joining our

Company, Mr. Bayer spent 11 years in the real estate department of the national law firm of O'Melveny & Myers LLP where he specialized in representing corporate, banking and entertainment clients in multi-property and multi-state purchase and sale, financing, leasing, development and M&A transactions. From 1972 to 1983, Mr. Bayer served in a series of professional positions at the University of California, San Diego, including Resident Dean of Revelle College and Associate Dean of Students. He is a member of the board of visitors of his alma mater, the University of San Diego School of Law.

        Randy L. Brant joined our Company in 2001 as our Senior Vice President of Development Leasing and was elected our Executive Vice President of Real Estate in December 2007. He has over 32 years of experience in the retail industry, specializing in upscale and entertainment-driven retail developments. Before joining our Company, he was President of Gordon/Brant, LLC, an international developer specializing in entertainment-oriented retail centers known for creating the first two phases of The Forum Shops at Caesar's Palace. Mr. Brant also previously served as Vice President of Real Estate for Simon Property Group and Vice President of Leasing for Forest City Enterprises. Mr. Brant began his career with the Ernest Hahn Company, where he was manager of shopping centers and went on to become Vice President of Leasing for the company.

        Eric V. Salo was appointed Executive Vice President in February 2011 and directs the areas of asset management, property management, business development and marketing. Mr. Salo joined our Company in 1987 working in the acquisitions group, served as our Senior Vice President of Strategic Planning from August 2000 to November 2005, then as a Senior Vice President of Asset Management from November 2005 to February 2011, overseeing the Company's joint venture partner relationships, real estate portfolio performance and ancillary revenue programs. Mr. Salo serves as board chairman of the Cancer Support Community—West Los Angeles, a non-profit organization providing cancer support and education. In addition, Mr. Salo is a member of the International Council of Shopping Centers, a board member for the Santa Monica Convention and Visitors Bureau and directs a tuition assistance program through The Seattle Foundation.

        The following Report of the Compensation Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent our Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act.

 Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2011 and this Proxy Statement for our 2012 Annual Meeting of Stockholders.

The Compensation Committee
Stanley A. Moore, Chairman Douglas D. Abbey Diana M. Laing Mason G. Ross Dr. William P. Sexton

Compensation Discussion and Analysis

        Executive Summary.    Our objective is to closely align executive compensation with the creation of stockholder value, with a balanced focus on both short-term and long-term performance and a substantial emphasis on total stockholder return. Our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders through a combination of base salary, annual incentive compensation awards and long-term incentive equity awards.

  A.    Performance Overview.

        To better understand our compensation decisions, it is helpful to supplement the discussion of our executive compensation program with an overview of the strong performance of our Company in recent years. We design our program to reward sustained financial and operating performance, with a specific focus on creating stockholder value over the long-term.

        As the chart below demonstrates, our Company's one-year, two-year and three-year total stockholder return consistently outperformed the FTSE NAREIT All Equity REITs Index ("NAREIT Equity REITs Index") and the S&P 500 Index. Our total stockholder return for the three-year period ended December 31, 2011 was the third highest total stockholder return of the 126 REITs within the NAREIT Equity REITs Index.

Total Stockholder Return

        Our Company's overall total stockholder return over the last 10 calendar years was 253% compared to the return for the NAREIT Equity REITs Index and the S&P 500 Index of 164.2% and 33.35%, respectively, for that period.

        In addition, the following charts show certain of our key financial metrics over the past three years: adjusted funds from operations ("AFFO")(1), sales per square foot and occupancy rates of our regional shopping center portfolio, as well as our releasing spreads.(2) These financial metrics demonstrate our strong performance during this challenging economic period.

AFFO (In millions)	Sales Per Square Foot

Occupancy at Year-End	Releasing Spreads

        (1)  AFFO represents funds from operations ("FFO") excluding the negative FFO impact of two centers for the year ended December 31, 2011. One center was conveyed to the lender by a deed-in-lieu of foreclosure and the other is in receivership. FFO is widely used as a key measure of financial performance by REITs. NAREIT defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. For a reconciliation of AFFO to net income, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Adjusted Funds from Operations" in our Annual Report on Form 10-K for the year ended December 31, 2011.

        (2)  For additional information about these financial metrics, see our Annual Report on Form 10-K for the year ended December 31, 2011.

  B.    The 2011 Fiscal Year in Review.

        Our Company had a strong financial performance in 2011 and our executive officers were instrumental in achieving those results. Based on our 2011 fiscal year highlights, the compensation decisions made by the Compensation Committee or the "Committee" for our executive officers for 2011 demonstrate a close link between pay and performance. Key highlights of our 2011 corporate performance, which represent the successful achievement of various goals of our executives, include:

  •
  Total Stockholder Return.  Our Company's total stockholder return for 2011 was 11.3% compared to 8.3% and 2.1%, respectively, for the NAREIT Equity REITs Index and the S&P 500 Index.

  •
  Balance Sheet and Liquidity Management.  Our executives continued to strengthen our balance sheet in 2011 by taking advantage of opportunities to further enhance our capital position, lower our interest rates and extend our debt maturity schedule. Significant accomplishments include the following:

  –
  A new $1.5 billion line of credit facility was obtained with a four-year term, extendable to five years, and an interest rate of LIBOR + 2% based on our current leverage level. Our Company also obtained a $125 million unsecured term loan under our line of credit. This new line of credit can be expanded, depending on certain conditions, up to a total facility of $2 billion less the outstanding balance of our $125 million unsecured term loan.

  –
  During 2011, more than $454 million of debt secured by key properties was refinanced and $288 million of loans were paid off.

  –
  At December 31, 2011, our debt-to-total market capitalization decreased to 44.9% compared to 46.5% at December 31, 2010.

  –
  At December 31, 2011, our pool of wholly-owned unencumbered assets includes 21 properties generating over $113 million in net operating income. This increased pool of unencumbered assets combined with our new line of credit provide our Company with significantly more financial capacity and flexibility than at December 31, 2010.

    This past year was highly productive in terms of strengthening our balance sheet and increasing our liquidity which we believe is critical to our future growth and success.

  •
  Fashion Outlet Business.  Our Company entered the fashion outlet business beginning with our acquisition of one of the top fashion outlet centers in the country, Fashion Outlets of Niagara. This 529,000 square foot center has interior tenant sales of approximately $620 per square foot and includes many prominent tenants. In light of its success, plans are underway to expand this center by an additional 200,000 square feet and we have begun pre-leasing of this expansion. In addition, our Company formed a joint venture for the development of Fashion Outlets of Chicago which is planned to be a fully enclosed two-level, 528,000 square foot outlet center located near O'Hare International Airport. This center is currently under construction and over 50% pre-leased with a projected opening in August of 2013.

  •
  Strategic Acquisitions.  We increased our ownership interest in certain existing joint venture properties and we carefully selected and completed external acquisition opportunities as well. Specifically, we increased our ownership in four of our centers, Kierland Commons, one of the premier open-air centers in the United States, Desert Sky Mall, a mall known for serving the Latino community, as well as Superstition Springs Center and Arrowhead Towne Center, all located in the Phoenix, Arizona market. Furthermore, through a newly-formed joint venture, we acquired The Shops at Atlas Park, a 378,000 square foot mixed-use neighborhood center in Queens, New York.

  •
  AFFO Growth.  AFFO was up 17.2% compared to the year ended December 31, 2010. Our double-digit growth in AFFO was fueled by strong fundamentals in our portfolio, with solid tenant sales growth, good releasing spreads and continued same center net operating income growth.

  •
  Operational Results.  Annual tenant sales productivity increased to $489 per square foot, up 12.9% in 2011 compared to 2010, releasing spreads increased to 13.7% for 2011 compared to 6.8% for 2010 and same center net operating income growth was 2.5% in 2011 compared to 2.0% for 2010.

  •
  Dividend Growth.  In light of our Company's strong performance and financial position, we were able to share the benefits with our stockholders by increasing the quarterly cash dividend payable to our stockholders and OP Unit holders by 10% from $.50 to $.55 in December 2011.

  C.    Key Compensation Decisions for Fiscal Year 2011.

        The following provides a summary of the compensation decisions made by the Committee for Messrs. A. Coppola, O'Hern, E. Coppola and Bayer for 2011. (Mr. Brant participates in a different compensation program than our senior executives which is described on page 33 of this Proxy Statement.) The cornerstone of our executive compensation philosophy is to pay for performance and therefore executive compensation is heavily weighted toward "at risk" performance-based compensation. For example, approximately 87% of the compensation reported in 2011 for Mr. A. Coppola under the "Summary Compensation Table" was performance-based compensation that consisted of an annual incentive compensation award and a long-term incentive equity award.

  •
  Base Salary.  In line with our philosophy that our executives' compensation should be primarily performance-based, there were no salary increases in 2011 for Messrs. A. Coppola, O'Hern, E. Coppola and Bayer, whose salaries have remained the same since March 2008. Except for Mr. E. Coppola's raises in connection with his promotions, there have only been two salary increases since 2002 for these executives.

  •
  Annual Incentive Compensation Award.  As outlined above, 2011 was a strong year for our Company. Based on an overall positive review of both corporate and individual performance as described in further detail below, the Committee approved the following annual incentive awards for 2011 performance:

Annual Incentive Compensation for 2011 Performance

Name	Cash Bonus Amount
Arthur M. Coppola	$3,300,000
Thomas E. O'Hern	$1,000,000
Edward C. Coppola	$2,000,000
Richard A. Bayer	$875,000
  •
  Long-Term Incentive Equity Awards.  For 2011, the Committee granted performance-based LTIP Units to our senior executives, which are units in our Operating Partnership that are convertible into shares of our Common Stock under certain circumstances. These LTIP Units vest based on the percentile ranking of our Company's total stockholder return per share of Common Stock relative to the REITs of the NAREIT Equity REITs Index, as measured at the end of the 12-month performance period from February 1, 2011 through January 31, 2012. (See pages 41-42 of this Proxy Statement for a more detailed description of the material terms of the LTIP Units.) During the performance period, our Company's total stockholder return was at the 75th percentile, which resulted in the LTIP Units vesting at the "outperformance" level of 150% of the units covered by the award. Even though these LTIP Units have vested, they must be retained by our executives until at least January 31, 2014, increasing our executives' stock ownership interest and further aligning our senior executives' interests with our stockholders' interests.

        The Compensation Committee.    The Compensation Committee reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy and administers certain of our employee benefit and stock plans, with authority to authorize awards under our incentive plans. The Committee currently consists of five independent directors, Messrs. Moore, Ross and Abbey, Ms. Laing and Dr. Sexton.

        Role of Compensation Consultants.    The Committee has at various times retained independent compensation consultants to assist in the development and review of our compensation programs for our executive officers and directors. Since 2005, the Committee has retained Towers Watson periodically to provide reviews of the various elements of our compensation programs, including evolving compensation trends and market survey data. Towers Watson may also provide general observations on the Company's compensation programs, but it does not determine or recommend the amount or form of compensation for our named executive officers or directors. The Committee retained Towers Watson in 2011 and 2012 to conduct a competitive review of the compensation for our named executive officers based on an analysis of the most recent proxy statements from a group of peer companies. Towers Watson provides no other consulting services to our Company.

        Role of Data for Peer Companies.    Towers Watson used the following 23 U.S. publicly traded REITs as a peer group which is the same peer group used for our 2010 compensation review:

AMB Property Corporation(3)	Kimco Realty Corporation
AvalonBay Communities, Inc.	Nationwide Health Properties, Inc.(3)
Boston Properties, Inc.	Prologis, Inc.
BRE Properties, Inc.	Public Storage
Douglas Emmett, Inc.	Regency Centers Corporation
Equity One, Inc.	Simon Property Group, Inc.
Equity Residential	SL Green Realty Corp.
Federal Realty Investment Trust	Taubman Centers, Inc.
General Growth Properties, Inc.	Ventas, Inc.
HCP, Inc.	Vornado Realty Trust
Host Hotels & Resorts, Inc.	Weingarten Realty Investors
Kilroy Realty Corporation

        The Committee reviews compensation practices at peer companies to inform the Committee's decision-making process so it can establish compensation programs that it believes are reasonably competitive. The Committee, however, does not set compensation components to meet specific benchmarks. Instead the Committee focuses on a balance of annual and long-term compensation, which is heavily weighted toward "at risk" performance-based compensation. The Committee reviewed the most recently available compensation of the peer group to help the Committee determine 2011 compensation for our named executive officers and ensure such compensation was competitive and within the range awarded by our peers. Peer group data, however, is not used as the determining factor in setting compensation because each officer's role and experience is unique, average actual compensation for comparable officers at the peer companies may be the result of a year of over performance or under performance and the Committee believes that ultimately the decision as to appropriate compensation for a particular officer should be made based on a full review of that officer's and our Company's performance.

        Role of CEO.    Mr. A. Coppola generally attends the Committee meetings (excluding any executive sessions) and provides his analysis and recommendations with respect to our Company's executive compensation program, including the compensation for our other named executive officers. Given his

        (3)  Although AMB Property Corporation and Nationwide Health Properties, Inc. merged or were acquired in 2011, each company's 2010 pay data was used as part of the analysis.

knowledge of our executive officers and our business, the Committee believes that Mr. A. Coppola's input is an integral and vital part of the compensation process and therefore values his recommendations. The Committee, however, is responsible for approving the compensation for all of our named executive officers.

        Objectives of the Executive Compensation Program.    Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively. The Committee believes strongly in linking compensation to performance, and has structured our compensation program to provide meaningful pay-for-performance components. Although the Committee has established an executive compensation program that is intended to deliver total pay primarily linked to overall business results and total stockholder return, it also recognizes individual performance in making its executive compensation decisions. With this type of program, the Committee believes it can attract, motivate and retain highly skilled executives whose performance and contributions benefit our Company and our stockholders. The Committee utilizes a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company. The Committee does not have a strict policy to allocate a specific portion of compensation to our named executive officers between either cash and non-cash or short-term and long-term compensation. Instead, the Committee considers how each component promotes retention and/or motivates performance by the executive.

        Elements of the Program.    Our executive compensation program includes the following three principal elements:

          A.    Base Salary.    The executive's base salary is intended to create a minimum level of fixed compensation based on the experience, position and responsibilities of the executive. The base salary of each named executive officer is reviewed by the Committee on an annual basis and is subject to discretionary increases that generally are based on, in the subjective judgment of the Committee, competitive pay levels, general economic conditions and/or other factors deemed relevant by the Committee.

          B.    Annual Incentive Compensation Plan.    Our Company has an annual incentive compensation program for executive officers, other senior officers and key employees under which bonuses, which may be paid in the form of cash and/or equity awards, are granted in the Committee's discretion to reflect corporate and individual performance during the prior calendar year. The Committee awards a level of annual incentive compensation that corresponds to the level of corporate and individual performance that the Committee determines was achieved for the year focusing on both subjective and objective criteria. The purpose of this annual incentive compensation plan is to motivate and reward executives for performance that benefits our Company and our stockholders and to recognize the contributions of our key employees.

          Corporate Performance.    The annual incentive compensation award is primarily based on overall corporate performance which the Committee believes provides an appropriate link between executive compensation and our Company's performance. Measures of performance considered by the Committee in determining corporate performance for 2011 include total stockholder return, AFFO, balance sheet and liquidity management, sales per square foot, occupancy, releasing spreads and the successful completion of acquisitions, dispositions, joint ventures, developments, redevelopments, financings and other business initiatives.

          Individual Performance.    The annual incentive compensation award is also based on the Committee's subjective evaluation of the individual executive's performance and therefore provides executives with an incentive for superior individual performance. The Committee evaluates the individual performance of our named executive officers after reviewing goal statements prepared by each executive which outline their goals with respect to their respective areas of responsibility.

  The Committee examines these statements as part of its review process and uses them to assess the accomplishments and progress of each individual.

          Award Amounts.     The actual bonus amounts awarded to each named executive officer are determined by the Committee in its discretion based on its assessment of corporate and individual performance as described above. The Committee awards annual bonuses for Messrs. A. Coppola and E. Coppola at a higher percentage level of base salary than the other executives because as the CEO and President, respectively, they are our strategic leaders and manage and direct our other named executive officers.

          For a given year, the Committee makes annual incentive compensation decisions retrospectively after the end of the year, evaluating performance during that year. The Committee's determination has historically been made in February or March of the following year typically after the release of our year-end financial information so as to provide the Committee with sufficient time to evaluate the performance of our Company and our executives for the prior fiscal year.

          C.    LTIP.    Since 2006, our Company has had a long-term incentive program as an important means to align the interests of our senior executives and our stockholders, to encourage our senior executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure. LTIP Units vest based on the percentile ranking of our total stockholder return per share of Common Stock for the performance period relative to the REITs of the NAREIT Equity REITs Index, as measured at the end of the performance period. (See pages 41-42 of this Proxy Statement for a more detailed description of the material terms of the LTIP Units as well as Appendix I for the list of the REITs of the NAREIT Equity REITs Index.) The Committee also retains discretion to make other equity-based awards to our executive officers from time to time as it deems appropriate in the circumstances.

  Other Benefits and Agreements.

          A.    Employment Agreement.    There are no employment agreements with our named executive officers.

          B.    Management Continuity Agreements.    On October 26, 2006, our Company entered into a management continuity agreement with Mr. A. Coppola and amended and restated management continuity agreements with Messrs. E. Coppola, O'Hern and Bayer.

          The management continuity agreements provide change of control benefits for each executive officer and are designed to promote stability and continuity of management. Each management continuity agreement has a "double trigger" feature with respect to the payment of severance benefits, which means that both a change of control and an actual or constructive termination is required in order for severance benefits to become payable. A "single trigger" applies to the automatic vesting of certain unvested equity awards, which means that upon a change of control the awards vest. We provide single trigger vesting because we believe that the purpose of awarding executives equity incentives is to align the interests of management with our stockholders and that those interests should be enhanced and not disturbed in the context of a change of control. Currently, there are no outstanding equity awards that would automatically vest upon a change of control. The only outstanding unvested equity awards are performance-based LTIP Units which are subject to an accelerated vesting determination upon a change of control. For a detailed description of these management continuity agreements, see pages 48-49 of this Proxy Statement.

          We believe that the management continuity agreements help to aid us in attracting and retaining executives by reducing the personal uncertainty that arises from the possibility of a future business combination. Moreover, the agreements are designed to offset the uncertainty of executives as to their own future if a change of control actually occurs. We believe that the management continuity agreements help to increase stockholder value by making the executives neutral to change of control transactions that may be in the best interests of our Company and our stockholders.

          C.    Other.    Certain of our named executive officers participate in our deferred compensation plan available to all Vice Presidents and above who earn more than $120,000 annually, and are also eligible to receive other benefits which are generally available to all salaried employees. See the "Nonqualified Deferred Compensation" table.

  Compensation for 2011 Performance.

        Our named executive officers include our senior executive officers, Messrs. A. Coppola, O'Hern, E. Coppola and Bayer, who all participate in the same executive compensation program as well as Mr. Brant who participates in a different compensation program described below. In addition, one former executive, Ms. Gotsis, also is considered a named executive officer for 2011 under SEC rules. The following provides information with respect to the compensation of our senior executive officers for 2011 while Mr. Brant's compensation for 2011 is described on page 33 of this Proxy Statement. In connection with the resignation of Ms. Gotsis, our Company entered into a separation agreement which is described on pages 47-48 of this Proxy Statement.

          A.    Base Salary.

    The base salaries of Messrs. A. Coppola, O'Hern, E. Coppola and Bayer of $950,000, $550,000, $800,000 and $500,000, respectively, remained unchanged for 2011 and have remained the same since March 2008. Except for Mr. E. Coppola's raises in connection with his promotions, there have only been two salary increases since 2002 for these executives.

          B.    Annual Incentive Compensation Award.

    1.           Awards for 2011 Performance.

              a.    2011 Corporate Performance.    In reviewing 2011 performance, the Committee recognized that 2011 was another pivotal year for our Company, the U.S. economy and the retail industry in light of continued worldwide economic volatility. The Committee believes that our Company's strong performance in 2011 resulted in our Company being well-positioned to take advantage of market opportunities as our economy continues to recover. It was against this backdrop that the Committee conducted its review of 2011 performance.

              The Committee first reviewed our overall corporate performance focusing on a variety of measures. The Committee believes 2011 was a strong and productive year for our Company marked by the continued successful execution of the strategy set by our Board and executives to significantly strengthen our balance sheet, increase our liquidity and expand our business opportunities. Under our executive leadership, our Company achieved notable results, delivering total stockholder return of 11.3% for 2011, improving our position as a leader in the regional shopping mall industry in terms of both our portfolio and property management and improving our financial condition despite the economic volatility. The specific areas that were highlighted by the Committee are previously described under "Executive Summary—The 2011 Fiscal Year in Review."

              b.    2011 Individual Performance.    The Committee also focused on the 2011 individual performance of our named executive officers, with Mr. A. Coppola advising the Committee with respect to the performance of the other executives. As part of this process, the Committee reviewed the goal statements prepared by each such executive for 2011 and beyond, and discussed with Mr. A. Coppola his evaluation of the progress made regarding their respective goals.

              After this review and based on Mr. A. Coppola's recommendation, it was the Committee's view that Messrs. E. Coppola, O'Hern and Bayer all had quality 2011 performances based on the role each executive played in achieving our 2011 corporate accomplishments as well as meeting their key goals. The Committee noted the leadership of Mr. E. Coppola regarding our strategic acquisitions, including our entry into the fashion outlet business. His knowledge of the real estate markets as well as his significant relationships with our partners and real estate owners were critical to the success of our acquisitions. The Committee also highlighted Mr. O'Hern's success in strengthening our balance sheet, including obtaining our new line of credit and completing financing transactions as well as enhancing our investor relations function. With respect to Mr. Bayer, the Committee noted his important accomplishments with respect to the structure and negotiations of our various acquisitions and joint ventures and our ongoing legal and litigation matters. Based on the overall review of corporate and individual performance and Mr. A. Coppola's recommendation, the Committee approved a bonus for each of these senior executive officers as indicated below.

              In determining Mr. A. Coppola's annual incentive bonus, the Committee reviewed with Mr. Coppola his goals that were established in the beginning of 2011 and measured his 2011 accomplishments against these goals. Goals for 2011 included corporate, financial, strategic and operational objectives. Some of the noteworthy goals achieved by Mr. A. Coppola that were considered by the Compensation Committee are as follows:

      1.
      Balance Sheet and Liquidity Management—Maintain a conservative balance sheet and manage our liquidity to protect our long-term financial health.

                Under Mr. A. Coppola's direction, balance sheet and liquidity management was a significant accomplishment for our Company in 2011. As a result of the measures taken in the past few years, including 2011, we believe our Company has the strongest balance sheet in our history.

      2.
      Entry into Outlet Business—Enter the outlet business in a selective way in key markets.

                Through Mr. A. Coppola's strategic vision, we acquired one of the leading fashion outlet centers in the country, Fashion Outlets of Niagara and formed a new joint venture for the development of Fashion Outlets of Chicago. As a result of Mr. A. Coppola's direction, our Company has now supplemented its portfolio with fashion outlet centers which we believe will fuel future growth and complement our core business.

      3.
      Strategic Acquisitions—Selectively increase our ownership in certain joint venture properties and carefully review other acquisition opportunities.

                We increased our interest in four of our key Arizona centers facilitated by Mr. A. Coppola's strong relationships with our partners. We also acquired an interest in The Shops at Atlas Park in one of our most important markets.

      4.
      Development Activity—Focus our efforts on selective projects to maximize potential profits for our Company.

                Mr. A. Coppola's critical role was recognized with respect to the ground-up development at Fashion Outlets of Chicago, the 200,000 square foot expansion at Fashion Outlets of Niagara and our Tysons Corner Center development which is planned to include an office tower, residential tower and hotel and began critical site and infrastructure work in 2011.

              The Committee believes that Mr. A. Coppola's management and direction of our executive team was critical to the performance of our Company in 2011 and that, as CEO, he was ultimately responsible for our strong corporate performance through his leadership and strategic vision.

        The following table shows the annual incentive compensation paid in March 2012 to our senior executive officers for their 2011 performance based on the significant corporate and individual achievements outlined above.

Annual Incentive Compensation for 2011 Performance

Name	Cash Bonus Amount
Arthur M. Coppola	$3,300,000
Thomas E. O'Hern	$1,000,000
Edward C. Coppola	$2,000,000
Richard A. Bayer	$875,000

          C.    Performance-Based LTIP Unit Awards.

          The Committee continued the performance-based LTIP program, granting in early 2011 to each senior executive LTIP Units that vest based on the percentile ranking of our total stockholder return per share of Common Stock relative to our peer REITs over a 12-month performance period that ended on January 31, 2012. To further align our executives' interests with our stockholders' interests, all vested 2011 LTIP Units must be held by our executives for an additional two years after vesting.

          The peer group selected by the Committee for purposes of determining performance-based vesting of the 2011 LTIP Units was the REITs of the NAREIT Equity REITs Index which is one of the most comprehensive indexes of U.S. equity REITs. For each senior executive, the number of 2011 LTIP Units awarded by the Committee generally reflected a multiple of base salary, based on the stock price as of the grant date, as follows: Mr. A. Coppola—5 times; Mr. E. Coppola—3 times; and Messrs. O'Hern and Bayer—2 times. For Mr. A. Coppola, the number of 2011 LTIP Units awarded reflected the highest multiple, which the Committee believed was more appropriate for his role as Chairman and CEO.

          The Committee determined that the number of LTIP Units covered by the award that would vest based on our percentile ranking of our total stockholder return relative to our peer REITs for the performance period would be determined as follows:

Company Percentile Ranking Relative to our Peer REITs	Percentage of LTIP Units That Vest
Below 30th	0%
At or Above 30th and Less Than 40th	50%
At or Above 40th and Less Than 60th	100%
At or Above 60th and Less Than 80th	150%
At or Above 80th	200%

          In addition, the awards provided that if our Company's total stockholder return on an absolute basis was less than 6%, then the Committee would have discretion to make equitable adjustments to the vesting criteria for the LTIP Units to decrease the percentage of LTIP Units that would vest, even if our Company's total stockholder return relative to our peer REITs' total stockholder return exceeded the above-established percentile rankings.

          After the end of the performance period, the Committee measured our Company's total stockholder return relative to the stockholder return of the REITs of the NAREIT Equity REITs

  Index for the 12-month performance period and determined that it was at the 75th percentile (and was 16.51% on an absolute basis for the performance period). This resulted in the LTIP Units vesting at the "outperformance" level of 150% of the units covered by the award. Even though the LTIP Units have vested, they must be held by our executives until at least January 31, 2014 which further aligns the interests of our executives with our stockholders because the value of the LTIP Units is directly tied to our Common Stock price.

          D.    Randy Brant.

          Mr. Brant participates in a different compensation program than our named executive officers. Mr. Brant's base salary remained the same for 2011 as 2010. The Committee awarded him a discretionary $825,000 annual incentive bonus for his 2011 performance. Since Mr. Brant participates in our Restricted Stock/Stock Unit/LTIP Unit Bonus Program (as described on page 36 of this Proxy Statement) and elected in advance to convert 50% of what would otherwise have been a cash bonus into additional stock units, his bonus was paid in the form of $412,500 in cash and a stock unit award with a value on the grant date of $618,750 that will vest over three years.

          E.    Separation Agreement.

          Our Company entered into a negotiated separation agreement with Ms. Gotsis whereby she resigned from all employment with our Company, effective May 31, 2011. Ms. Gotsis received certain severance benefits under her separation agreement as more fully described below and on pages 47-48 of this Proxy Statement.

          Ms. Gotsis' separation agreement provides that all unvested restricted stock and stock units will continue to vest in accordance with their original vesting schedules. In addition, her vested SARs will remain exercisable for their original 10-year exercise period. Our Company will also pay for her 36 months of COBRA coverage. In connection with her separation agreement, Ms. Gotsis entered into a consulting agreement with our Company whereby she agreed to perform consulting services as requested by our Company through May 31, 2013 for a $10,000 monthly consulting fee.

          In approving this separation agreement for Ms. Gotsis, the Committee believed it was appropriate to continue the vesting and exercise period, as applicable, of these equity awards because they largely represented portions of the annual incentive bonuses earned by Ms. Gotsis for prior performance. Our Company entered into a consulting agreement with Ms. Gotsis as well because the Committee believed that in light of her knowledge and experience, it would be advisable to have her available to consult for a period of time after her resignation to enable a smooth transition of her responsibilities. Under her separation agreement, Ms. Gotsis provided our Company with a general liability release and agreed to certain other customary covenants, including confidentiality and non-disparagement.

        Accounting and Tax Issues.    The Committee considers both the accounting and tax issues raised by the various compensation elements for our Company and our executives.

          LTIP Units.     As described on page 41 of this Proxy Statement, LTIP Units of our Operating Partnership are intended to qualify as "profits interests" for federal income tax purposes and as such initially do not have full parity, on a per unit basis, with our Operating Partnership's common units of limited partnership with respect to liquidating distributions. Such parity can be achieved over time through priority allocations of "book-up gains" attributable to appreciation of the Operating Partnership's assets. LTIP Units, regardless of when they were issued, are eligible to share in allocable "book-up gains" since the most recent book-up or book-down of the limited partners' capital accounts.

          Section 162(m).     The Committee's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended or the "Code" has been to make reasonable efforts to design compensation arrangements such that compensation, in the ordinary course, is deductible while preserving the ability to pay incentive compensation that may not be deductible if such compensation in its view is appropriate to incentivize and reward our executives relative to their performance. As the Committee in recent years has increased the use of equity awards as a form of incentive compensation, an increasing proportion of the compensation paid to our named executive officers has exceeded the $1,000,000 limitation imposed by Section 162(m). Generally, our equity awards have not been structured to meet the deductibility requirements of Section 162(m) of the Code; consequently, the regular and cumulative vesting, or any accelerated vesting, of one or more awards can result in non-deductible compensation. However, as long as we continue to qualify as a REIT under the Code, the payment of non-deductible compensation should not have material adverse consequences for our Company so long as we continue to distribute at least 90% of our taxable income.

        Stock Ownership Policies.    Our Board believes that our directors and executive officers should have a meaningful investment in our Common Stock in order to more closely align their interests with those of our stockholders. Accordingly, our Board has established (1) a policy that all non-employee directors own at least the lesser of (i) 10,000 shares or (ii) $300,000 of Common Stock by the fourth anniversary of the director's election to our Board and (2) a policy that, within three years of becoming an executive officer, the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer own Common Stock with a value equal to five times their respective base salaries and that the other named executive officers own Common Stock with a value equal to three times their respective base salaries. These policies also set forth the forms of equity interests in our Company which will count toward stock ownership and allow the Board to approve exceptions from time to time. All of our directors and named executive officers met these stock ownership policies as of the measurement date of January 1, 2012.

        2011 "Say-on-Pay" Advisory Vote on Executive Compensation.    At our 2011 annual stockholders' meeting, an advisory resolution approving the compensation paid to our named executive officers received strong support from our stockholders. The Committee has considered the results of this vote and, as evidenced by 82% of the votes cast in favor of this proposal, the Committee viewed these results as an indication of our stockholders' overall satisfaction with our compensation programs. Accordingly, based in part on the results of this vote, the Committee has maintained the same executive compensation programs for 2011 compensation.

Executive Compensation

        The following table and accompanying notes show for our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated executive officers, as of December 31, 2011, the aggregate compensation paid, awarded or earned with respect to such persons in 2009, 2010 and 2011. In addition, pursuant to SEC rules, information is provided about Tracey P. Gotsis, a former Executive Vice President who resigned from our Company on May 31, 2011.

Summary Compensation Table—Fiscal Years 2009-2011

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)(3)	Stock Awards ($)(2)(4)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Arthur M. Coppola,	2011	950,000		3,300,000	4,330,000		—	—	—	156,387	8,736,387
Chairman of the Board	2010	950,000		2,850,000	5,068,941		—	—	—	118,452	8,987,393
of Directors and Chief Executive Officer	2009	950,000		3,800,000	952,548		—	—	—	115,243	5,817,791
Thomas E. O'Hern,	2011	550,000		1,000,000	866,000		—	—	—	75,096	2,491,096
Senior Executive Vice	2010	550,000		1,000,000	1,742,449		—	—	—	78,469	3,370,918
President, Chief Financial Officer and Treasurer	2009	550,000		1,650,000	413,606		—	—	—	92,881	2,706,487
Edward C. Coppola,	2011	800,000		2,000,000	2,165,000		—	—	—	115,396	5,080,396
President	2010	800,000		2,000,000	3,041,364		—	—	—	134,096	5,975,460
	2009	800,000		3,200,000	802,146		—	—	—	116,776	4,918,922
Richard A. Bayer,	2011	500,000		875,000	866,000		—	—	—	58,458	2,299,458
Senior Executive Vice	2010	500,000		875,000	1,520,683		—	—	—	55,220	2,950,903
President, Chief Legal Officer and Secretary	2009	500,000		1,500,000	376,006		—	—	—	57,290	2,433,296
Randy L. Brant,	2011	500,000		825,000	156,250		—	—	—	60,315	1,541,565
Executive Vice	2010	448,846		625,000	—		—	—	—	48,523	1,122,369
President, Real Estate	2009	400,000		500,000	200,536		—	—	—	60,238	1,160,774
Tracey P. Gotsis,	2011	169,231	(7)	—	1,447,798	(8)	—	—	—	150,080	1,767,109
Former Executive Vice	2010	400,000		400,000	—		—	—	—	23,429	823,429
President, Marketing and Development	2009	400,000		400,000	200,536		—	—	—	19,740	1,020,276

(1)
Includes any amount of salary deferred under our qualified and nonqualified deferred compensation plans. See "Nonqualified Deferred Compensation" table. Mr. Brant's salary was increased to $500,000, effective July 1, 2010.

(2)
SEC Reporting of Cash and Equity Awards

  In reviewing the Summary Compensation Table, it is important to note that under SEC rules, cash awards are reported in the table for the year that they are earned regardless of when they are paid, while equity awards are reported in the table for the year that they are awarded regardless of when they are earned.

(3)
Bonuses Reported in Year 2011

          Messrs. A. Coppola, O'Hern, E. Coppola and Bayer.    As described in the Compensation Discussion and Analysis above, the annual incentive compensation awards for Messrs. A. Coppola, O'Hern, E. Coppola and Bayer for their 2011 performance were paid in cash in March 2012.

  Under SEC rules, cash awards are reported in the Summary Compensation Table for the year that they are earned regardless of when they are paid. Accordingly, the cash bonuses paid to these executive officers for 2011 performance are reported in the "Bonus" column for 2011.

    Bonus and Stock Award Reported in Year 2011

          Mr. Brant.    The "Bonus" column for 2011 for Mr. Brant shows the amount of the cash bonus awarded for his 2011 performance even though he elected in advance to participate in the Restricted Stock/Stock Unit/LTIP Unit Bonus Program as described below and therefore received additional equity in lieu of 50% of his cash bonus. His equity award was granted on March 9, 2012 for 2011 performance and was in the form of a stock unit award that vests over three years and will be reported in next year's tables. As described below, the amount in the "Stock Awards" column for 2011 reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2011 for Mr. Brant's performance in 2010.

          Pursuant to our Restricted Stock/Stock Unit/LTIP Unit Bonus Program, participants were offered the opportunity to elect to receive up to 50% of their cash bonus in the form of an equity award that would vest over three years. Subject to certain conditions, if a participant timely elected to receive an equity award instead of cash, he received an equity award that has a market value (not considering the effect of vesting restrictions) as of the date of the award equal to 1.5 times the amount he would otherwise have received in cash.

    Bonuses Reported in Year 2010

          a.    Messrs. A. Coppola, O'Hern, E. Coppola and Bayer.    The annual incentive compensation awards for Messrs. A. Coppola, O'Hern, E. Coppola and Bayer for their 2010 performance were paid in cash in March 2011. Under SEC rules, cash awards are reported in the Summary Compensation Table for the year that they are earned regardless of when they are paid. Accordingly, the cash bonuses paid to these executive officers for 2010 performance are reported in the "Bonus" column for 2010.

          b.    Mr. Brant.    The "Bonus" column for 2010 for Mr. Brant shows the amount of the cash bonus awarded for his 2010 performance even though he elected in advance to participate in the Restricted Stock/Stock Unit/LTIP Unit Bonus Program and therefore received additional equity in lieu of 50% of his cash bonus. His equity award was granted on March 4, 2011 for 2010 performance and was in the form of a stock unit award that vests over three years. As described below, the amount in the "Stock Awards" column for 2011 reflects the grant date fair value of a portion of this award.

    Bonuses and Stock Awards Reported in Year 2009

    The year 2009 reflects the annual incentive compensation award for our named executive officers for 2009 under the "Bonus" column as well as part of the annual incentive compensation award for 2008 under the "Stock Awards" column because of the different treatment in reporting cash and equity awards under SEC rules. The annual incentive compensation awards for our named executive officers for 2009 were paid in cash. Accordingly, the cash bonuses paid to our named executive officers for 2009 performance are reported in the "Bonus" column for 2009. These cash bonuses were paid in 2010 and were the only incentive awards granted in cash or equity to each executive for their 2009 performance. As described below, the amount in the "Stock Awards" column for 2009 reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2009 for each executive's performance in 2008.

(4)
Stock Award Fluctuations

  The amounts under "Stock Awards" for 2010 and 2011 relate to the performance-based LTIP Units granted to Messrs. A. Coppola, O'Hern, E. Coppola and Bayer under our LTIP and our

  2003 Incentive Plan. No performance-based LTIP Units were granted in 2009 to these executives. As described below, the stock award amounts for 2009 for each executive relate to annual incentive compensation awards and not long-term incentive awards. Accordingly, the stock award amounts reported for these named executive officers will be comparatively high for 2010 and 2011 (the years in which our Company made performance-based LTIP Unit grants to these executives) and comparatively low for the year in which our Company did not make a performance-based LTIP Unit grant (2009). Our Company believes the fluctuations in the stock award amounts for Messrs. A. Coppola, O'Hern, E. Coppola and Bayer in the Summary Compensation Table should be viewed in light of the timing of these grants of performance-based LTIP Units.

    Stock Awards Reported in Year 2011

          a.    Messrs. A. Coppola, O'Hern, E. Coppola and Bayer.

    For Messrs. A. Coppola, O'Hern, E. Coppola and Bayer, the amounts reflected in this column for 2011 relate to performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan and represent the value at the grant date based upon the probable outcome of the performance conditions computed in accordance with FASB ASC Topic 718. The value of each performance-based LTIP Unit award at the grant date assuming that the highest level of performance conditions would be achieved was as follows:

Arthur M. Coppola	$10,128,000
Thomas E. O'Hern	$2,025,600
Edward C. Coppola	$5,064,000
Richard A. Bayer	$2,025,600

    Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2012.

          b.    Mr. Brant.

    As described above, the equity award reflected in this column for 2011 relates to a portion of the equity annual incentive compensation award granted to Mr. Brant for his performance during 2010 that he elected to receive in the form of a stock unit award in lieu of cash. The amount under the "Stock Awards" column represents (i) the aggregate grant date fair value of the stock unit award granted to this executive during the year, computed in accordance with FASB ASC Topic 718 less (ii) the cash portion of the annual incentive compensation award he elected to convert into equity under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program, which amount is otherwise reported under the "Bonus" column in 2010 (which corresponds to the year such amount was earned by Mr. Brant). This equity award vests over three years. Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2012.

    Stock Awards Reported in Year 2010

      Messrs. A. Coppola, O'Hern, E. Coppola and Bayer.

    For Messrs. A. Coppola, O'Hern, E. Coppola and Bayer, the amounts reflected in this column for 2010 relate to performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan and represent the value at the grant date based upon the probable outcome of the performance conditions computed in accordance with FASB ASC Topic 718. The value of each performance-based LTIP Unit award at the grant date assuming that the highest level of performance conditions would be achieved was as follows:

Arthur M. Coppola	$8,000,000
Thomas E. O'Hern	$2,750,000
Edward C. Coppola	$4,800,000
Richard A. Bayer	$2,400,000

    Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2011.

    Stock Awards Reported in Year 2009

    As described above, the equity awards reflected in this column for 2009 relate to a portion of the equity annual incentive compensation award granted to each executive for his performance during 2008 that he elected to receive in the form of a stock unit award in lieu of cash. The amounts under the "Stock Awards" column represent (i) the aggregate grant date fair value of stock unit awards granted to the executive during the year, computed in accordance with FASB ASC Topic 718 less (ii) the cash portion of the annual incentive compensation award each executive elected to convert into equity under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program, which amount is otherwise reported under the "Bonus" column in 2008 (which corresponds to the year such amount was earned by the executive). These equity awards vest over three years. Assumptions used in the calculation of these amounts are set forth in footnote 21 to our audited financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2010.

(5)
None of the earnings on the deferred compensation were considered above-market or preferential as determined under SEC rules.

(6)
"All Other Compensation" includes the following components for 2011:

	Matching Contributions under 401(k) Plan $	Matching Contributions under Nonqualified Deferred Compensation Plan $	Life Insurance Premiums $	Other Welfare Benefit Premiums $	Use of Private Aircraft $	Separation- Related Payments $	Consulting Agreement Fees $
Arthur M. Coppola	—	—	39,154	21,424	95,809	—	—
Thomas E. O'Hern	9,800	27,764	16,108	21,424	—	—	—
Edward C. Coppola	9,800	—	49,072	21,424	35,100	—	—
Richard A. Bayer	9,800	—	27,234	21,424	—	—	—
Randy L. Brant	9,800	14,062	18,773	17,680	—	—	—
Tracey P. Gotsis	9,800	2,642	2,994	8,927	—	55,717	70,000

  Matching Contributions.    Amounts shown include matching deferred compensation contributions by our Company as determined by our Board of Directors annually under our nonqualified deferred compensation plan and matching contributions by our Company under our 401(k) Plan. The amount of the matching contributions under these plans is determined in the same manner for all plan participants. See the "Nonqualified Deferred Compensation" table.

  Other Welfare Benefit Premiums.    Amounts shown reflect the premiums paid by our Company for medical and disability insurance.

  Private Aircraft Use.    Amounts shown reflect the incremental cost to our Company of such executive's personal use of a private aircraft in which our Company owns a fractional interest. The incremental cost is determined by using the amount our Company is billed for such use less any portion reimbursed by the executives and such amount may include: landing fees, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses; maintenance, parts and external labor (inspections and repairs); engine insurance expenses; position flight costs; and passenger ground transportation. Since the aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and acquisition costs.

  Separation-Related Payments.    Amounts shown reflect the payments made to Ms. Gotsis for accrued but unused vacation and personal days in connection with her resignation of employment. In addition, $13,592 of such amount reflects payment of Ms. Gotsis' COBRA coverage from June 1, 2011 through December 31, 2011. Pursuant to her separation agreement, our Company will pay her 36 months of COBRA coverage beginning June 1, 2011.

  Consulting Agreement Fees.    Amounts represent the consulting fees paid to Ms. Gotsis under her consulting agreement that was entered into with our Company as more fully described on pages 47-48 of this Proxy Statement.

(7)
This amount reflects the pro rata share of Ms. Gotsis' annual salary of $400,000 that was paid through her separation date of May 31, 2011.

(8)
Pursuant to Ms. Gotsis' separation agreement, all unvested restricted stock and stock units will continue to vest in accordance with their original vesting schedules. In addition, her vested SARs will remain exercisable through the end of their original 10-year term. This amount reflects the incremental fair value of these awards, computed as of the modification date in accordance with FASB ASC Topic 718.

Grants of Plan-Based Awards—Fiscal 2011

        The following table provides information regarding performance-based LTIP Units or stock units granted to certain of our named executive officers in 2011 as well as modifications to certain equity awards for Ms. Gotsis in connection with her separation agreement.

									All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)							Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arthur M. Coppola	2/28/11		—	—	—	50,000	100,000	200,000	—		—		—	4,330,000	(2)
Thomas E. O'Hern	2/28/11		—	—	—	10,000	20,000	40,000	—		—		—	866,000	(2)
Edward C. Coppola	2/28/11		—	—	—	25,000	50,000	100,000	—		—		—	2,165,000	(2)
Richard A. Bayer	2/28/11		—	—	—	10,000	20,000	40,000	—		—		—	866,000	(2)
Randy L. Brant	3/4/11		—	—	—	—	—	—	9,692	(3)	—		—	468,750	(4)
Tracey P. Gotsis	5/31/11	(5)	—	—	—	—	—	—	18,621	(6)	—		—	983,573	(7)
	5/31/11	(5)							2,481	(6)				125,246	(7)
	5/31/11	(5)	—	—	—	—	—	—	—		43,204	(8)	56.63	298,979	(7)

(1)
Represents awards of performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 41-42 of this Proxy Statement. The measurement of performance was taken on a cumulative basis at the end of a one-year performance period from February 1, 2011 through January 31, 2012. The number of LTIP Units reported under the "Threshold (#)" subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our peer REITs was at or above the 30th percentile but less than the 40th percentile, which represents the minimum percentile rank that would entitle recipients to awards under the LTIP. The number of LTIP Units reported under the "Target (#)" subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our peer REITs was at or above the 40th percentile but less than the 60th percentile. The number of LTIP Units reported under the "Maximum (#)" subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our peer REITs was at or above the 80th percentile.

(2)
For Messrs. A. Coppola, O'Hern, E. Coppola and Bayer, the amounts reflected in this column for 2011 relate to performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan and represent the value at the grant date based upon the probable outcome of the performance conditions computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2012.

(3)
This award consists of stock units granted under our 2003 Incentive Plan and represents the portion of Mr. Brant's annual incentive compensation award for 2010 performance that he elected to receive in the form of an equity award in lieu of cash under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program. This award vests over a three-year period, with 33 1/3% of the stock units vesting in equal annual installments. Stock units have no voting rights and have dividend equivalent rights in the same amount as the dividend payable to holders of an equal number of shares of Common Stock.

(4)
The grant date fair value of this stock unit award was calculated in accordance with FASB ASC Topic 718.

(5)
Pursuant to the separation agreement of Ms. Gotsis, her unvested restricted stock and stock units were modified to permit the continued vesting of such awards after her resignation in accordance with their original vesting schedules. Ms. Gotsis' vested SARs also were modified to remain exercisable through the end of their original 10-year term. The date shown is the modification date of her equity awards. The Compensation Committee approved the modification of these awards on February 1, 2011.

(6)
Represents unvested stock units or restricted stock which were modified to permit their continued vesting after the executive's resignation in accordance with their original vesting schedules.

(7)
The amount reflects the incremental fair value of these awards as of the modification date in accordance with FASB ASC Topic 718.

(8)
Represents vested SARs which were modified to continue their original 10-year exercise period.

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

        Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid, awarded or earned are generally described under "Compensation Discussion and Analysis" and in the footnotes to the compensation tables. The material terms of our LTIP pursuant to which LTIP Units are granted are described below. There are no employment agreements with our named executive officers. On October 26, 2006, our Company entered into a management continuity agreement with Mr. A. Coppola and amended and restated management continuity agreements with Messrs. E. Coppola, O'Hern and Bayer that provide for severance and other benefits in connection with a change in control. In addition, our Company entered into a separation agreement with Ms. Gotsis whereby she resigned from all employment with our Company effective May 31, 2011 and received certain severance benefits. The separation agreement which provides certain severance benefits to Ms. Gotsis and the management continuity agreements which provide change of control benefits are more fully described under "Potential Payments Upon Termination or Change of Control."

LTIP Unit Awards.

        LTIP Units of our Operating Partnership are structured to qualify as "profits interests" for federal income tax purposes. Accordingly, LTIP Units initially do not have full parity, on a per unit basis, with our Operating Partnership's common OP Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the common OP Units, at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units. LTIP Units that have been converted into common OP Units and have become vested are redeemable by the holder for shares of Common Stock on a one-for-one basis or the cash value of such shares, at our Company's election. All of our outstanding LTIP Units are performance-based.

        Messrs. A. Coppola, O'Hern, E. Coppola and Bayer were granted LTIP Units in February 2011 which were subject to performance-based vesting over the 12-month performance period of February 1, 2011 through January 31, 2012. These LTIP Units were issued prior to the determination of performance-based vesting, and remained subject to forfeiture to the extent that less than the full number of LTIP Units awarded vested over the performance period. These LTIP Units vested based on the percentile ranking of our total stockholder return per share of Common Stock relative to our peer REITs, as measured at the end of the performance period. Total stockholder return was measured by the compounded total annual return per share achieved by the common shares of our Company or such peer REIT and assumed reinvestment of all dividends and distributions. Our peer REITs consisted of the REITs of the NAREIT Equity REITs Index which are identified in Appendix I to this Proxy Statement.

        Following the end of the performance period, the Compensation Committee determined our performance and the performance of each of our peer REITs and, depending on our total stockholder return relative to the total stockholder return of our peer REITs, vesting of these LTIP Units occurred in accordance with the schedule below. However, if for the performance period our Company's total stockholder return on an absolute basis was less than 6%, then the Compensation Committee could have in its discretion made equitable adjustments to the vesting criteria for the LTIP Units to decrease the percentage of LTIP Units that would vest, regardless of the percentile rank of our Company's total stockholder return relative to our peer REITs' total stockholder return. Therefore, in these circumstances, the Compensation Committee may determine vesting of the LTIP Units both on an absolute and relative basis. Determination of the vesting of our performance-based LTIP Units would have occurred earlier in the event of a change of control or qualified termination of employment.

Company's Percentile Ranking	Vesting
Less than the 30th percentile	0%
Equal to or greater than the 30th percentile and less than the 40th percentile	50%
Equal to or greater than the 40th percentile and less than the 60th percentile	100%
Equal to or greater than the 60th percentile but less than the 80th percentile	150%
Equal to or greater than the 80th percentile	200%

        The percentage of the performance-based LTIP Units that vested effective January 31, 2012 was 150% of the units covered by the award since (i) our Company's total stockholder return relative to the total stockholder return of the REITs of the NAREIT Equity REITs Index for the performance period was at the 75th percentile and (ii) our total stockholder return on an absolute basis for the performance period was 16.51%. Although the LTIP Units have vested, they must be held by the executives until January 31, 2014 which further aligns the interests of our executives with our stockholders because the value of the LTIP Units is directly tied to our Common Stock price.

        Holders of the 2011 performance-based LTIP Units were not entitled to distributions during the performance period until the LTIP Units vested. Distributions on vested LTIP Units are equal in amount to the regular distributions paid on an equal number of common OP Units, which are equal in amount to the dividends paid on an equal number of shares of Common Stock.

        The Committee continued the LTIP program for 2012 and will continue to use the REITs of the NAREIT Equity REITs Index as the peer group for purposes of determining the vesting of the LTIP Units. The performance period for the new awards will be from February 1, 2012 through January 31, 2013. These LTIP Units must be held until at least January 31, 2015 and the participants will not be entitled to distributions until the LTIP Units vest.

 Outstanding Equity Awards at December 31, 2011—Fiscal 2011

        The following table provides information on the holdings of our named executive officers of SARs, stock units and unvested performance-based LTIP Unit awards as of December 31, 2011. There were no options or other unvested or unearned equity awards outstanding as of December 31, 2011.

						Stock Awards
	Option Awards(1)
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)
Arthur M. Coppola	102,610	—	—	56.63	3/7/18	88,450	(5)	4,475,570	200,000	10,120,000
Thomas E. O'Hern	59,406	—	—	56.63	3/7/18	38,405	(6)	1,943,293	40,000	2,024,000
Edward C. Coppola	72,907	—	—	56.63	3/7/18	74,483	(7)	3,768,840	100,000	5,060,000
Richard A. Bayer	54,005	—	—	56.63	3/7/18	34,915	(8)	1,766,699	40,000	2,024,000
Randy L. Brant	43,204	—	—	56.63	3/7/18	28,313	(9)	1,432,638	—	—
Tracey P. Gotsis	43,204	—	—	56.63	3/7/18	21,102	(10)	1,067,761	—	—

(1)
This column represents SAR awards that vested on March 15, 2011 and the number and exercise price reflect certain anti-dilutive adjustments under our 2003 Incentive Plan.

(2)
The awards in this column consist of stock units. The market value for these awards is based upon the closing price of our Common Stock on the New York Stock Exchange on December 30, 2011 of $50.60.

(3)
The Equity Incentive Plan Awards in this table relate to performance-based LTIP Units granted on February 28, 2011 and the number reported in this column represents the number of LTIP Units that would have been awarded if the maximum performance goals were achieved under our LTIP (i.e. 200% vesting).

(4)
These LTIP Units were subject to performance-based vesting over the performance period that ended on January 31, 2012 and they do not realize their full economic value until certain conditions are met as more fully described on pages 41-42 of this Proxy Statement and such conditions have not been met. Although no LTIP Units had vested as of December 31, 2011, for purposes of this table, it is assumed that one LTIP Unit represents the economic equivalent of one share of Common Stock. The market value for these awards is based upon the closing price of our Common Stock on the New York Stock Exchange on December 30, 2011 of $50.60.

(5)
Represents stock units that vested on March 15, 2012.

(6)
Represents stock units that vested on March 15, 2012.

(7)
Represents stock units that vested on March 15, 2012.

(8)
Represents stock units that vested on March 15, 2012.

(9)
Includes 21,852 stock units that vested on March 15, 2012, 3,231 stock units that will vest on March 15, 2013 and 3,230 stock units that will vest on March 14, 2014.

(10)
Includes 19,448 stock units that vested on March 15, 2012, 827 stock units that will vest on March 15, 2013 and 827 stock units that will vest on March 14, 2014.

 Option Exercises and Stock Vested—Fiscal 2011

        The following table shows information for each of our named executive officers regarding the value of any restricted stock, stock units and LTIP Units that vested during 2011. No other types of equity awards held by our named executive officers were exercised or vested during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(1)
Arthur M. Coppola	—	—	316,244	(2)	14,993,128
Thomas E. O'Hern	—	—	114,284	(3)	5,418,204
Edward C. Coppola	—	—	204,265	(4)	9,684,204
Richard A. Bayer	—	—	101,209	(5)	4,798,319
Randy L. Brant	—	—	21,006	(6)	995,894
Tracey P. Gotsis	—	—	19,235	(7)	911,931

(1)
This number includes the vesting during 2011 of (i) stock units, (ii) except for Mr. Brant and Ms. Gotsis, service-based and performance-based LTIP Units and (iii) shares of restricted stock for Mr. Brant and Ms. Gotsis. An individual, upon the vesting of restricted stock, stock units or LTIP Units, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the market value of our Common Stock on the applicable vesting date. For purposes of this table, it is assumed one LTIP Unit represents the economic equivalent of one share of Common Stock. The LTIP Units do not realize their full economic value until certain conditions are met as described on pages 41-42 of this Proxy Statement and such conditions have been met for all service-based LTIP Units and 50% of the performance-based LTIP Units included in this table.

(2)
This number represents the vesting of 88,449 stock units, 20,435 service-based LTIP Units and 207,360 performance-based LTIP Units.

(3)
This number represents the vesting of 38,406 stock units, 4,598 service-based LTIP Units and 71,280 performance-based LTIP Units.

(4)
This number represents the vesting of 74,484 stock units, 5,365 service-based LTIP Units and 124,416 performance-based LTIP Units.

(5)
This number represents the vesting of 34,914 stock units, 4,087 service-based LTIP Units and 62,208 performance-based LTIP Units.

(6)
This number represents the vesting of 2,385 shares of restricted stock and 18,621 stock units.

(7)
This number represents the vesting of 614 shares of restricted stock and 18,621 stock units.

Nonqualified Deferred Compensation—Fiscal 2011

        Certain of our named executive officers participate or participated in our 2005 Deferred Compensation Plan for Senior Executives, referred to as our "Deferred Compensation Plan," which also includes certain amounts deferred prior to 2005 under a predecessor plan. The following table provides information with respect to our named executive officers for the Deferred Compensation Plan for the fiscal year 2011.

Name	Executive Contributions in 2011 ($)(1)	Registrant Contributions in 2011 ($)(2)	Aggregate Earnings in 2011 ($)(3)	Aggregate Withdrawals/ Distributions during 2011 ($)	Aggregate Balance at 12/31/11 ($)(4)
Arthur M. Coppola	—	—	—	—	—
Thomas E. O'Hern	111,058	27,764	858	—	603,122
Edward C. Coppola	—	—	(10,581)	—	296,228
Richard A. Bayer	—	—	247	—	36,204
Randy L. Brant	56,250	14,062	(26,875)	—	563,767
Tracey P. Gotsis	10,568	2,642	600	225,667	—

(1)
The amounts in this column are included in the "Salary" column of the Summary Compensation Table.

(2)
Our Company's contributions to the Deferred Compensation Plan are included in the "All Other Compensation" column of the Summary Compensation Table.

(3)
None of the earnings set forth in this column are considered above-market or preferential as determined under SEC rules, and therefore none of such amounts are reflected in the Summary Compensation Table.

(4)
The balances shown represent compensation already reported in the "Summary Compensation Table" in this and prior-year proxy statements, except for any earnings that were not above-market or preferential as determined under SEC rules.

Description of Our Deferred Compensation Plan.

        As of December 31, 2011, Messrs. O'Hern, E. Coppola, Bayer and Brant had account balances under our Deferred Compensation Plan. Under the Deferred Compensation Plan, our key executives who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary (up to 50%) and bonus (up to 100%) to be earned during the following calendar year. Our Company will credit an amount equal to the compensation deferred by a participant to that participant's deferral account under the Deferred Compensation Plan. In addition, our Company may credit matching amounts to an account established for each participant in an amount equal to a percentage, established by our Company in its sole discretion prior to the beginning of the plan year, of the amount of compensation deferred by each participant under the plan. For 2011, our Company matched 25% of the amount of salary and bonus deferred by a participant up to a limit of 5% of the participant's total salary and bonus.

        Account balances under the Deferred Compensation Plan will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by our Company. The amounts credited to participants' deferred accounts and Company matching accounts are at all times 100% vested. Participants will be eligible to receive distributions of the amounts credited to their accounts before, at or after their termination of employment in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plan. Changes to these elections under the plan may be made under limited circumstances. Under the Deferred Compensation Plan, key employees who have elected a lump sum payment at termination of employment must generally wait six months after termination, other than as a result of death, to receive a distribution. Employees who are eligible to participate in the Deferred Compensation Plan may also be eligible for life insurance coverage in an amount equal to two times their annual salaries.

Potential Payments Upon Termination or Change of Control

        The following section describes potential payments and benefits to our named executive officers under our compensation and benefit plans and arrangements upon termination of employment or a change of control of our Company as of December 31, 2011. In addition, certain of our compensatory plans contain provisions regarding the acceleration of vesting of equity awards. The Compensation Committee is authorized to accelerate the vesting of stock options and SARs and under certain circumstances to modify outstanding stock options and SARs. The Compensation Committee also has the authority to accelerate vesting of restricted stock, stock units and LTIP Units as well as authorize discretionary severance payments to our named executive officers upon termination.

        None of our named executive officers have an employment agreement with our Company. Messrs. A. Coppola, O'Hern, E. Coppola and Bayer each have a management continuity agreement which provides for change of control benefits as described below. Our Company entered into a separation agreement with Ms. Gotsis whereby she resigned from all employment with our Company, effective May 31, 2011, and received the severance benefits outlined below.

        Regardless of the manner in which a named executive officer's employment terminates, he or she is entitled to receive all accrued, vested or earned but deferred compensation and benefits during his or her term of employment. The information below sets forth the additional payments and/or benefits to our named executive officers under the specified circumstances, except for Ms. Gotsis whose severance benefits are governed by her separation agreement. As of December 31, 2011, Messrs. A. Coppola, O'Hern, E. Coppola and Bayer had outstanding performance-based LTIP Units, stock units and vested SARs while Mr. Brant had outstanding stock units and vested SARs.

Payments Made/Benefits Received Upon Termination

  a.
  With Cause

  •
  If a named executive officer's employment is terminated with cause, he will forfeit all unvested equity awards as of the termination date.

  b.
  Without Cause

  •
  If a named executive officer's employment is terminated for any reason, other than (i) by death, disability, resignation or retirement of such officer or (ii) by termination with cause,

  (1)
  except as provided below, his equity awards that have not vested as of such termination date will be forfeited,

  (2)
  he will have three months (or such other period in the Compensation Committee's discretion) from the termination date to exercise vested options and SARs, subject to specified limitations, and

  (3)
  his performance-based LTIP Units will be eligible to vest based on performance through the executive's termination date. (This will also occur if the executive terminates his employment for good reason.)

Payments Made/Benefits Received Upon Resignation

        In the event of the resignation of a named executive officer,

  •
  his equity awards that have not vested as of such termination date will be forfeited, and

  •
  he will have three months (or such other period in the Compensation Committee's discretion) from the termination date to exercise vested options and SARs, subject to specified limitations.

        See "Separation Agreement of Ms. Gotsis" below regarding her unvested equity awards.

Payments Made/Benefits Received Upon Retirement

        In the event of the retirement of a named executive officer,

  •
  under our current retirement policy and except as provided below, all outstanding equity awards will continue to vest in accordance with the vesting schedule originally set forth in his award agreement provided the named executive officer retires at 55 or older, has at least ten years of service with our Company and has not been directly or indirectly employed by a competitor at any time after his retirement.

  •
  if a named executive officer does not meet the requirements for retirement under our current retirement policy and the Compensation Committee does not otherwise provide:

  •
  his equity awards that have not vested as of his retirement date will be forfeited, and

  •
  he will have 12 months from his retirement date to exercise vested options and SARs, subject to specified limitations.

  •
  he will forfeit all unvested performance-based LTIP Units unless the Compensation Committee determines in its sole discretion to provide for partial or complete vesting of his performance-based LTIP Units.

Payments Made/Benefits Received Upon Death or Disability

        In the event of death or disability of a named executive officer while employed,

  •
  his benefits under our long-term disability plan or payments under our life insurance plan(s), as appropriate, will be distributed,

  •
  his vested stock options or SARs may be exercised for twelve months after the date of his disability or death,

  •
  except as provided below, his unvested equity awards will immediately vest, and

  •
  his unvested performance-based LTIP Units will be eligible to vest based on performance through the executive's date of death or disability.

Separation Agreement of Ms. Gotsis

        Our Company and Ms. Gotsis entered into a separation agreement whereby Ms. Gotsis resigned from all employment with our Company, effective as of May 31, 2011. On her separation date, Ms. Gotsis received her final regular paycheck as well as payment for any accrued but unused vacation and personal days. All of her unvested restricted stock and stock units were modified to permit their continued vesting in accordance with their original vesting schedules and her vested SARs were modified to remain exercisable through the end of their original 10-year term. Our Company will also pay for her 36 months of COBRA coverage. Under her separation agreement, Ms. Gotsis provided the Company with a general liability release and agreed to certain customary covenants, including confidentiality and non-disparagement.

        As part of her separation agreement, Ms. Gotsis entered into a consulting agreement with our Company effective as of June 1, 2011. The consulting agreement provides that Ms. Gotsis will perform consulting services as requested by the Company through May 31, 2013 or such earlier date specified by Ms. Gotsis and will receive a $10,000 monthly consulting fee.

Payments Made/Benefits Received Upon Change of Control

  Management Continuity Agreements

        The management continuity agreements provide that if, within two years following a change of control, the executive officer's employment is terminated by us (i) for no reason or any reason other than for cause or by reason of death or disability or (ii) by the executive for good reason, such executive officer will be entitled to receive an amount equal to three times the sum of:

  (1)
  the executive's base salary; and

  (2)
  the amount of the highest cash and stock/unit portion of the executive's annual incentive bonus awarded for performance for each of the three preceding fiscal years, referred to as the "Bonus Amount."

        For this purpose, the Bonus Amount shall also include:

  (i)
  any supplemental or special cash and/or stock/unit bonus awarded to the executive for the applicable year;

  (ii)
  any cash portion of an incentive bonus which the executive has elected to convert into restricted stock, stock units or service-based LTIP Units under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program or other comparable, optional stock-in-lieu of cash benefit programs; and

  (iii)
  the value of any outstanding performance-based LTIP Units that vest during the applicable year as provided in any LTIP Unit award agreement.

        In addition, the executive will receive all accrued obligations, including a pro rata share of the Bonus Amount for the year in which the termination occurs.

        Our Company will also generally continue welfare benefits for the executive officer and his family at least equal to, and at the same after-tax cost to the executive officer and/or his family, as those that would have been provided to them in accordance with the plans, programs, practices and policies as in effect immediately prior to the change of control, generally until up to the third anniversary of the termination date.

        Upon a change of control, any shares of restricted stock, stock units or service-based LTIP Units held by the executive that remain unvested shall immediately vest, any unvested stock options or SARs held by the executive shall vest in full and be immediately exercisable and any outstanding performance-based LTIP Units shall vest as provided in the applicable award agreement. See "Discussion of Summary Compensation and Grants of Plan-Based Awards Table—Performance-Based LTIP Units." Any such stock options or SARs shall remain exercisable for a period at least until the first to occur of (1) the expiration of the full term of the option or SAR and (2) one year after the date on which the change of control occurs.

  •
  "Good reason" means an action taken by our Company resulting in a material negative change in the employment relationship and generally includes the assignment to the executive of any duties materially inconsistent in any respect with the executive's position, authority, duties or responsibilities or any other material diminution in such position, authority, duties or responsibilities, one or more reductions in base salary that, individually or in the aggregate, exceed 10%, a change in his principal office location, material modification of bonus, benefit plans or fringe benefits or material breach of the management continuity agreement or any employment agreement by our Company or its successors or assigns.

  •
  "Change of control" generally requires a corporate transaction involving a 40% or greater change in ownership, certain majority changes in our Board of Directors or with limited exceptions the acquisition of 33% or more of our outstanding shares of Common Stock or voting securities by any person.

  •
  "Cause" generally includes for each executive (1) a failure to perform in a material respect without proper cause his obligations under the management continuity agreement or any written employment agreement, (2) a felony conviction or a plea of guilty or nolo contendere to a felony, or (3) an act of fraud, dishonesty or gross misconduct materially injurious to our Company.

        In addition, the management continuity agreements (each of which was entered into in 2006 as noted above) provide that if any payment by our Company to or for the benefit of the executive (whether pursuant to the terms of the management continuity agreement or otherwise) would be subject to an excise tax imposed under certain provisions of the Code or any interest or penalties with respect thereto, referred to as the "Excise Tax," then the executive shall be entitled to receive a gross-up payment in an amount so that the executive is in the same after-tax position as if there were no Excise Tax. The executive will not receive this gross-up payment if the parachute value of all such payments does not exceed 110% of an amount equal to 2.99 times the executive's "base amount" referred to as the "Safe Harbor Amount." In such event, the amounts payable under the management continuity agreement shall be reduced so that the parachute value of all payments to the executive, in the aggregate, equals the Safe Harbor Amount.

        Under the management continuity agreements, each executive has agreed to certain covenants, including confidentiality in perpetuity and non-solicitation of employees for two years after the later of termination of his employment or the expiration of the management continuity agreement.

Termination/Change of Control Payments Table

        The following table provides the potential payments and benefits to the named executive officers, except Ms. Gotsis, upon termination of employment or a change of control, assuming such event occurred on December 31, 2011. These numbers do not reflect the actual amounts that may be paid to such persons, which will only be known at the time that they become eligible for payment and will only be payable if the specified event occurs.

  Items Not Reflected in Table.

        The following items are not reflected in the table set forth below:

  •
  Accrued salary, bonus, personal time and vacation.

  •
  Costs of COBRA or any other mandated governmental assistance program to former employees.

  •
  Welfare benefits, including life insurance, provided to all salaried employees.

  •
  Amounts outstanding under our 401(k) plan or any deferred compensation plan. There are no special or enhanced benefits under these plans for our named executive officers, and all of such participating officers are fully vested in these plans. See "Nonqualified Deferred Compensation" table.

  Change of Control Payments—Code Section 280G valuation.

        For purposes of the table below, our Company engaged PricewaterhouseCoopers LLP to estimate the Excise Tax gross-up payment to be paid by our Company arising under Code Section 280G in connection with the management continuity agreements. Code Section 280G imposes tax sanctions for payments made by our Company that are contingent upon a change of control and equal to or greater than three times an executive's most recent five-year average annual taxable compensation referred to as the "base amount." If tax sanctions apply, all payments above the base amount become subject to a 20% excise tax. Key assumptions of the analysis include:

  •
  Change of control and termination of employment occurs as of December 31, 2011 and the base amount is based on amounts for the five-year period ending 2010; and

  •
  The only applicable payments or benefits are cash severance (3x salary plus Bonus Amount), a pro rata Bonus Amount based on amount of time employed during 2011, welfare benefits, the accelerated vesting of stock units and the accelerated vesting determination of performance-based LTIP Units based on performance through December 31, 2011.

  Other Notes Applicable to the Table

  •
  For the accelerated vesting of stock units, the table reflects the intrinsic value of such acceleration, which for each unvested unit is $50.60, which represents the closing price of our Common Stock on the New York Stock Exchange on December 30, 2011.

  •
  No stock options were outstanding as of December 31, 2011 and all outstanding SARs were fully vested on that date.

  •
  Upon retirement, if certain conditions are met as described on page 47 of this Proxy Statement, unvested stock units will continue to vest in accordance with the vesting schedule in the award agreement. As of December 30, 2011, Messrs. A. Coppola, O'Hern, E. Coppola, Bayer and Brant met the conditions for retirement under our retirement policy.

  •
  The award agreements for all outstanding performance-based LTIP Units provide for an accelerated vesting determination upon a change of control. For this accelerated determination of vesting of performance-based LTIP Units, the table reflects the vesting of 150% of the unvested performance-based LTIP Units since our total stockholder return for the period from February 1, 2011 through December 31, 2011 was above the 70th percentile and below the 80th percentile of the total stockholder return of our peer REITs for that period. The table also reflects the intrinsic value of such acceleration, which for each LTIP Unit is $50.60, which represents the closing price of our Common Stock on the New York Stock Exchange on December 30, 2011. It should be noted that these LTIP Units do not have full parity on a per unit basis with our common OP Units until the occurrence of certain events and those events have not occurred.

  •
  Life insurance amounts only reflect policies paid for by our Company and in effect on December 31, 2011.

  •
  The table assumes that a "disability" is of a long-term nature, which triggers vesting of unvested equity awards and the accelerated vesting determination of any unvested performance-based LTIP Units.

  •
  Messrs. A. Coppola and E. Coppola also have death benefit coverage under a split-dollar life insurance policy. No premiums have been paid by our Company under this policy since July 30, 2002. At the time of their death, the total premiums our Company previously paid for the policies will be recovered and the remaining death benefits will be paid to their designated beneficiaries.

 Termination/Change of Control Payments

	Cash Severance ($)	Miscellaneous Benefits ($)		Stock Units ($)(1)	Performance- Based Awards ($)(2)		Life Insurance Proceeds ($)	280G Tax Gross-Up ($)	Total ($)
Arthur M. Coppola
Termination with cause	—	—		—	—		—	—	—
Termination without cause	—	—		—	7,590,000	(3)	—	—	7,590,000
Resignation	—	—		—	—		—	—	—
Retirement	—	—		—	—		—	—	—
Death	—	—		4,475,570	7,590,000		1,900,000	—	13,965,570
Disability	—		(4)	4,475,570	7,590,000		—	—	12,065,570
Change of control	—	—		4,475,570	7,590,000		—	—	12,065,570
Change of control/Termination	26,271,621	184,701	(5)	4,475,570	7,590,000		—	14,163,854	52,685,746
Thomas E. O'Hern
Termination with cause	—	—		—	—		—	—	—
Termination without cause	—	—		—	1,518,000	(3)	—	—	1,518,000
Resignation	—	—		—	—		—	—	—
Retirement	—	—		—	—		—	—	—
Death	—	—		1,943,293	1,518,000		1,100,000	—	4,561,293
Disability	—		(4)	1,943,293	1,518,000		—	—	3,461,293
Change of control	—	—		1,943,293	1,518,000		—	—	3,461,293
Change of control/Termination	12,360,955	115,554	(5)	1,943,293	1,518,000		—	6,439,327	22,377,129
Edward C. Coppola
Termination with cause	—	—		—	—		—	—	—
Termination without cause	—	—		—	3,795,000	(3)	—	—	3,795,000
Resignation	—	—		—	—		—	—	—
Retirement	—	—		—	—		—	—	—
Death	—	—		3,768,840	3,795,000		1,600,000	—	9,163,840
Disability	—		(4)	3,768,840	3,795,000		—	—	7,563,840
Change of control	—	—		3,768,840	3,795,000		—	—	7,563,840
Change of control/Termination	19,996,017	214,445	(5)	3,768,840	3,795,000		—	9,335,064	37,109,366
Richard A. Bayer
Termination with cause	—	—		—	—		—	—	—
Termination without cause	—	—		—	1,518,000	(3)	—	—	1,518,000
Resignation	—	—		—	—		—	—	—
Retirement	—	—		—	—		—	—	—
Death	—	—		1,766,699	1,518,000		1,000,000	—	4,284,699
Disability	—		(4)	1,766,699	1,518,000		—	—	3,284,699
Change of control	—	—		1,766,699	1,518,000		—	—	3,284,699
Change of control/Termination	11,154,101	149,176	(5)	1,766,699	1,518,000		—	5,979,890	20,567,866
Randy L. Brant
Termination with cause	—	—		—	—		—	—	—
Termination without cause	—	—		—	—		—	—	—
Resignation	—	—		—	—		—	—	—
Retirement	—	—		—	—		—	—	—
Death	—	—		1,432,638	—		1,000,000	—	2,432,638
Disability	—		(4)	1,432,638	—		—	—	1,432,638
Change of control	—	—		—	—		—	—	—
Change of control/Termination	—	—		—	—		—	—	—

(1)
Amount represents the vesting of outstanding stock units.

(2)
Represents the accelerated determination of the vesting of the performance-based LTIP Units in accordance with the terms of the LTIP and the applicable award agreements. See page 50 of this Proxy Statement.

(3)
Includes a termination of the executive's employment for good reason.

(4)
Upon disability, the executive will generally receive $20,000 monthly until his return to employment.

(5)
Amount represents the estimated value of continuing welfare benefits for 36 months after December 31, 2011.

 Equity Compensation Plan Information

        Our Company currently maintains two equity compensation plans for the granting of equity awards to directors, officers and employees: our 2003 Incentive Plan and our Director Phantom Stock Plan. Certain of our Company's outstanding stock awards were granted under our 2000 Incentive Plan which is no longer available for stock awards. Our Company also maintains our ESPP. With the exception of our 2000 Incentive Plan, these plans have each been approved by our Company's stockholders.

        The following table sets forth, for each of our Company's equity compensation plans, the number of shares of Common Stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2011.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	974,347	(2)	$36.51	8,451,207	(3)
Equity compensation plans not approved by stockholders	10,800	(4)	$28.47	250,000	(5)
Total	985,147		$30.08	8,701,207

(1)
These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding stock units, OP units or LTIP Units.

(2)
Of these shares, 2,700 were subject to options then outstanding under our 2003 Incentive Plan, 755,365 may be issued upon redemption of LTIP Units or OP Units under our 2003 Incentive Plan, and 216,282 were subject to stock units, payable in shares of our Common Stock on a one-for-one basis, then credited under our Director Phantom Stock Plan. This number of shares is presented before giving effect to the shares that will be purchased under our ESPP for the purchase period ending May 31, 2012.

(3)
Of these shares, 7,827,542 were available for options, SARs, restricted stock, stock units, stock bonuses, performance-based awards, dividend equivalent rights and OP Units or other units convertible into or exchangeable for Common Stock under our 2003 Incentive Plan, 15,856 were available for the issuance of stock units under our Director Phantom Stock Plan (see also footnote 5), and 607,809 were available for issuance under our ESPP.

(4)
These shares were subject to outstanding options under our 2000 Incentive Plan. Our 2000 Incentive Plan did not require approval of, and has not been approved by, our Company's stockholders. No additional awards will be made under our 2000 Incentive Plan and none have been made since our 2003 Incentive Plan was adopted. Our 2000 Incentive Plan generally provided for the grant of options, SARs, restricted stock awards, stock units, stock bonuses and dividend equivalent rights to employees, directors and consultants of our Company or its subsidiaries. The only awards that were granted under our 2000 Incentive Plan were stock options and restricted stock. The stock options granted generally expire not more than 10 years after the date of grant and vest in three equal annual installments, commencing on the first anniversary of the grant date. The restricted stock grants generally vested in equal installments over three years.

(5)
These shares were available for the issuance of stock units under our Director Phantom Stock Plan. See "Compensation of Directors" on pages 18-19 of this Proxy Statement for a description of our Director Phantom Stock Plan.

 Compensation Committee Interlocks and Insider Participation

        Douglas Abbey, Stanley Moore, Mason Ross, Diana Laing and Dr. William Sexton each served as a member of the Compensation Committee during 2011. No member of the Compensation Committee is a past or present officer or employee of our Company or had any relationship with us requiring disclosure under SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2011.

Certain Transactions

        The following provides a description of certain relationships and related transactions between various members of the immediate families of our executive officers and our Company or our subsidiaries and affiliates.

        Macerich Management Company employs Mr. A. Coppola's son-in-law and Mr. Anderson's son as a Vice President of Development Leasing and a Vice President of Leasing, respectively. In addition, Mr. Brant's son was employed during 2011 as a Leasing Manager by the Macerich Management Company until he terminated his employment on November 19, 2011. None of these individuals are or were considered an officer under Section 16 of the Exchange Act. The total compensation and benefits paid to each of Mr. A. Coppola's son-in-law, Mr. Anderson's son and Mr. Brant's son for 2011 did not exceed $350,000.

 Principal Stockholders

        Except as otherwise noted, the following table sets forth information as of the record date, March 23, 2012, with respect to the only persons known by our Company to own beneficially more than 5% of our outstanding shares of Common Stock, based solely upon Schedule 13G and Schedule 13D reports filed with the SEC and the number of shares of Common Stock beneficially owned by our directors and executive officers as a group. Each of the persons listed below, which has reported that it may be considered a beneficial owner of more than 5% of our outstanding shares of Common Stock, has certified in a Schedule 13G filed with the SEC that, to the best of its knowledge and belief, the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of our Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect. The number of shares of Common Stock beneficially owned by each director is set forth in "Information Regarding our Director Nominees" and the number of shares beneficially owned by each named executive officer is set forth in "Executive Officers."

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc.(1) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	13,837,427	10.44%
FMR LLC(2) 82 Devonshire Street Boston, Massachusetts 02109	13,751,388	10.37%
BlackRock, Inc.(3) 40 East 52nd Street New York, New York 10022	10,944,466	8.26%
CBRE Clarion Securities, LLC(4) 201 King of Prussia Road, Suite 600 Radnor, Pennsylvania 19087	10,408,407	7.85%
Invesco Ltd.(5) 1555 Peachtree Street NE Atlanta, Georgia 30309	9,143,256	6.90%
Vanguard Specialized Funds—Vanguard REIT Index Fund(6) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	7,310,769	5.52%
All directors and executive officers as a group (14 persons)(7)	1,807,374	1.36%

(1)
The Schedule 13G/A, reflecting March 31, 2012 information, indicates that the reporting entity is a registered investment advisor and has sole voting power with respect to 370,987 shares, shared voting power with respect to 112,477 shares, sole dispositive power with respect to 13,564,399 shares and shared dispositive power with respect to 273,028 shares. The Schedule 13G/A indicates that Vanguard Fiduciary Trust Company is the beneficial owner of 90,946 shares as the result of serving as investment manager of certain collective trust accounts and Vanguard Investments Australia, Ltd. is the beneficial owner of 182,082 shares as a result of serving as investment manager of Australian investment offerings, each entity is a wholly-owned subsidiary of the reporting entity and directs the voting of these shares. In addition, the number of shares reported as beneficially owned by The Vanguard Group, Inc. includes the 7,310,769 shares separately reported as beneficially owned by Vanguard Specialized Funds—Vanguard REIT Index Fund as described below in footnote 6.

(2)
The Schedule 13G/A indicates that the reporting entity is a parent holding company with sole voting power with respect to 593,509 shares and sole dispositive power with respect to 13,751,388 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and a registered investment advisor, is the beneficial owner of 13,157,879 shares as a result of acting as an investment advisor to various registered investment companies, which amount includes 80,380 shares that may be issued upon the conversion of our Company's 3.25% convertible senior notes. Edward C. Johnson 3d (Chairman of FMR LLC) and FMR LLC, through its control of Fidelity and the Fidelity funds, each has sole dispositive power with respect to the 13,157,879 shares owned by the Fidelity funds. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the board of trustees of the Fidelity funds. Fidelity is located at 82 Devonshire Street, Boston, Massachusetts 02109. Strategic Advisers, Inc. ("Strategic Advisers"), a wholly-owned subsidiary of FMR LLC and a registered investment advisor, is the beneficial owner of 143 shares. Strategic Advisers is located at 82 Devonshire Street, Boston, Massachusetts 02109. Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned subsidiary of FMR LLC and a registered investment advisor, is the beneficial owner of 303,883 shares, with Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each having sole dispositive power and sole voting power with respect to all 303,883 shares. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank, is the beneficial owner of 289,483 shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power and sole voting power with respect to all 289,483 shares. The principal address for Pyramis Global Advisors, LLC and Pyramis Global Advisors Trust Company is 900 Salem Street, Smithfield, Rhode Island 02917.

(3)
The Schedule 13G/A indicates that the reporting entity is a parent holding company with sole voting power and sole dispositive power with respect to 10,944,466 shares, reporting on behalf of the following subsidiaries: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited and BlackRock Investment Management (UK) Limited. None of such subsidiaries beneficially own 5% or greater of our outstanding shares of Common Stock.

(4)
The Schedule 13G/A indicates that the reporting entity is a registered investment advisor and has sole voting power with respect to 4,976,301 shares and sole dispositive power with respect to 10,408,407 shares.

(5)
The Schedule 13G/A indicates that the reporting entity is a parent holding company and a registered investment advisor filing on behalf of subsidiaries which are also registered investment advisors. Invesco Advisers, Inc. has sole voting power with respect to 3,245,522 shares, shared voting power with respect to 36,156 shares, sole dispositive power with respect to 8,992,962 shares and shared dispositive power with respect to 25,251 shares, Invesco PowerShares Capital Management has sole voting power and sole dispositive power with respect to 79,478 shares, Invesco Investment Advisers, LLC has sole voting power and sole dispositive power with respect to 30,158 shares, Invesco Asset Management (Japan) Limited has sole voting power and sole dispositive power with respect to 14,900 shares, Invesco PowerShares Capital Management Ireland Ltd. has sole voting power and sole dispositive power with respect to 429 shares and Invesco National Trust Company has sole dispositive power with respect to 78 shares.

(6)
The Schedule 13G/A indicates that the reporting entity is a registered investment company and has sole voting power with respect to all 7,310,769 shares.

(7)
Includes options to purchase shares granted under our 2000 Incentive Plan or our 2003 Incentive Plan and SARs granted under our 2003 Incentive Plan which are currently exercisable or become exercisable before May 22, 2012, and restricted stock granted under our 2003 Incentive Plan.

Audit Committee Matters

        The Audit Committee currently consists of four members, Messrs. Cownie and Hubbell, Ms. Laing and Dr. Sexton. Mr. Cownie will retire from our Board of Directors and our Audit Committee effective as of the Annual Meeting. Ms. Laing is the chairperson of the Committee and has been designated as an audit committee financial expert. In 2011, the Audit Committee met nine times. The Audit Committee and our Board of Directors amended and restated the Audit Committee charter in February 2009 and such charter complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE Rules. The Committee reviews and reassesses the adequacy of its charter annually. Our securities are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee are independent directors and meet the independence requirements for audit committees under the NYSE Rules and the Exchange Act. (See "The Board of Directors and its Committees—Director Independence, Committee Charters and Audit Committee.")

        The following Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent our Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act.

 Report of the Audit Committee

        The Audit Committee of our Board of Directors assists our Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the Audit Committee's charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

        In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2011 with management and with our independent registered public accounting firm. In addition, the Committee discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from our Company.

        Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Members of the Audit Committee
Diana M. Laing, Chairperson
James S. Cownie
Fred S. Hubbell
Dr. William P. Sexton

 Change in Principal Accountants

        On June 11, 2010, the Audit Committee of the Board of Directors of our Company dismissed Deloitte & Touche LLP as its independent registered public accounting firm and approved KPMG LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2010.

        The reports of Deloitte & Touche LLP on our Company's consolidated financial statements for each of the fiscal years 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

        During the fiscal years 2009 and 2008 and the subsequent interim period through June 11, 2010, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their reports on the financial statements for such years.

        During the fiscal years 2009 and 2008 and the subsequent interim period through June 11, 2010, there were no reportable events (as the term is defined in Item 304(a)(1)(v) of Regulation S-K of the Exchange Act ("Regulation S-K")).

        During the fiscal years 2009 and 2008 and the subsequent interim period through June 11, 2010, our Company did not consult with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our Company's financial statements; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

        Deloitte & Touche LLP furnished a letter addressed to the SEC stating it agreed with the statements made in paragraphs one, two, three and four above, and had no basis on which to agree or disagree with the statements made in paragraph five above. A copy of such letter dated June 15, 2010 was filed with our Company's Current Report on Form 8-K filed with the SEC on June 17, 2010.

Principal Accountant Fees and Services

a.     KPMG LLP

        For the years ended December 31, 2011 and 2010, our Company was billed by KPMG LLP for services in the following categories:

  Audit Fees

        Fees for audit services totaled $2,977,000 in 2011 and $2,500,000 in 2010, including fees associated with the annual audit of our Company and its subsidiaries and affiliates, audit of internal control over financial reporting, the performance of interim reviews of our quarterly unaudited financial information and review of the registration statement filed in 2011.

  Audit-Related Fees

        No fees for audit-related services were paid to KPMG LLP in 2011 or 2010.

  Tax Fees

        No fees for tax services were paid to KPMG LLP in 2011 or 2010.

  All Other Fees

        There were no fees paid for any other services not described above in 2011 or 2010.

        Our Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

b.     Deloitte & Touche LLP

        For the year ended December 31, 2010, our Company was billed by Deloitte & Touche LLP for services in the following categories:

  Audit Fees

        Fees for audit services totaled $781,445 in 2010, including fees associated with the annual audit of our Company, its subsidiaries and affiliates and the reviews of our registration statements, offering documents and interim review of our first quarter 2010 unaudited financial information.

  Audit-Related Fees

        No fees for audit-related services were paid to Deloitte & Touche LLP in 2010.

  Tax Fees

        No fees for tax services were paid to Deloitte & Touche LLP in 2010.

  All Other Fees

        There were no fees paid for any other services not described above in 2010.

        Our Company has been advised by Deloitte & Touche LLP that during the relevant periods neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

Audit Committee Pre-Approval Policy

        Consistent with the SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee approves a list of services and related fees expected to be rendered during any year period within each of four categories of service:

  (1)
  Audit Services include audit work performed on the financial statements, including audit of the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as well as work that generally only our independent registered public accounting firm can reasonably be expected to provide, including work associated with registration statements under the Securities Act of 1933, as amended, periodic reports and other SEC documents, statutory or other financial audit work for subsidiaries and consultations surrounding the proper application of financial accounting and/or reporting standards.

  (2)
  Audit-Related Services include assurance and related services that are reasonably related to performance of an audit or traditionally performed by our independent registered public accounting firm, including due diligence or agreed-upon procedures related to mergers, acquisitions, dispositions or refinancings, special procedures required to meet certain financial, accounting or regulatory requirements and accounting, regulatory or disclosure consultations.

  (3)
  Tax Services include tax return preparation, tax planning and related tax services, tax advice, tax compliance, tax reporting, year-end estimated taxable income and distribution projections and tax due diligence for REIT compliance and other tax issues.

  (4)
  Other Services include those permissible non-audit services that do not fall within the above categories and are routine and recurring services that would not impair the independence of our accountants.

        The Audit Committee pre-approves our independent registered public accounting firm's services within each category. In 2011, the Audit Committee pre-approved the retention of KPMG LLP to perform various audit and permitted non-audit services for our Company as described above. For each proposed service, our independent registered public accounting firm is generally required to provide documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair our independent registered public accounting firm's independence. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the non-audit services described above were approved by the Audit Committee pursuant to the de minimis exceptions provided in the Exchange Act.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

        The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2012.

        Although ratification by stockholders is not required by law, our Board has determined that it is desirable to request approval of this appointment by our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company. In addition, if KPMG LLP should decline to act or otherwise become incapable of acting, or if the appointment should be discontinued, the Audit Committee will appoint substitute independent public accountants. A representative of KPMG LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012. PROXIES RECEIVED WILL BE VOTED "FOR" RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

 PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR COMPANY'S NAMED EXECUTIVE OFFICERS

        We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

        As described more fully under the Compensation Discussion and Analysis section beginning on page 23 of this Proxy Statement, our executive compensation program is guided by the following philosophy and objectives:

  •
  Our objective is to closely align executive compensation with the creation of stockholder value, with a balanced focus on both short-term and long-term performance and a substantial emphasis on total stockholder return. We believe our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders through a combination of base salary, annual incentive compensation awards and long-term incentive equity awards.

  •
  Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively. The Compensation Committee believes strongly in linking compensation to performance, and has designed our compensation program to deliver total pay that is primarily linked to overall business results while also recognizing individual performance. The Compensation Committee utilizes a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company.

        We urge our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and practices are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative discussion that accompanies the compensation tables which provide detailed information on the compensation of our named executive officers. The Compensation Committee and our Board of Directors believe that the policies and procedures described in the Compensation Discussion and Analysis have enabled our Company to attract, motivate and retain highly skilled executives whose performance and contributions have contributed to our Company's success.

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to as the "Dodd-Frank Act") and the related rules of the SEC, our Board will request your non-binding, advisory vote on the following resolution at our Annual Meeting:

        RESOLVED, that the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to the SEC's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

        This proposal to approve the compensation paid to our named executive officers is advisory in nature and therefore not binding on our Company, our Board of Directors or our Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, our Company, our Board or our Compensation Committee. However, the Compensation Committee, which is responsible for reviewing and approving the compensation for our executive officers and reviewing our overall compensation structure and philosophy, values the opinions expressed by our stockholders in their vote on this proposal and will consider the result of the vote when making future compensation decisions for our named executive officers.

        Our Company's current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at our annual meeting of stockholders. It is expected that the next such vote will occur at the 2013 annual meeting of stockholders.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC'S EXECUTIVE COMPENSATION DISCLOSURE RULES. PROXIES RECEIVED WILL BE VOTED "FOR" APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

 OTHER MATTERS

Solicitation of Proxies

        The cost of solicitation of Proxies in the form enclosed herewith will be paid by our Company. Solicitation will be made primarily by mail, but our regular employees, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. In addition, Innisfree M&A Incorporated will assist in the solicitation of Proxies and our Company anticipates a fee for proxy solicitation services of approximately $15,000 plus out-of-pocket costs. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send Proxy materials to and obtain Proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

Stockholder Proposals and Director Nominees

        For a stockholder to properly present a matter at our Annual Meeting, including nominations for persons for election to our Board of Directors, our Secretary must have received written notice thereof on or after February 26, 2012 and on or before March 27, 2012, as specified in our bylaws, and such notice must satisfy the additional requirements set forth in our bylaws.

        A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for the 2013 annual meeting of stockholders must be received by our Company by December 20, 2012. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. A stockholder otherwise desiring to bring a proposal before the 2013 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to our Board of Directors) must comply with the then current advance notice and information requirements in our bylaws and deliver the proposal to our principal executive offices on or after March 1, 2013 and on or before 5:00 p.m., Pacific Time, on March 31, 2013 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, No. 700, Santa Monica, California 90401, Attn: Secretary. Copies of our charter and bylaws may be obtained without charge by providing a written request to our Secretary at that address.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by the SEC's regulations to furnish our Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to our Company during and with respect to the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied, except Mr. Brant did not timely report a sale of 10,000 shares of the Company's common stock.

Other Matters

        Our Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at our Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO OUR COMPANY.

Appendix I

Peer REITs

REITs of the FTSE NAREIT All Equity REITs Index

1.	Acadia Realty Trust
2.	Agree Realty Corp.
3.	Alexander's Inc.
4.	Alexandria Real Estate Equities Inc.
5.	American Assets Trust Inc.
6.	American Campus Communities Inc.
7.	American Tower Corp.
8.	Apartment Investment & Management Co.
9.	Ashford Hospitality Trust
10.	Associated Estates Realty Corp.
11.	AvalonBay Communities Inc.
12.	BioMed Realty Trust Inc.
13.	Boston Properties Inc.
14.	Brandywine Realty Trust
15.	BRE Properties Inc.
16.	Camden Property Trust
17.	Campus Crest Communities Inc.
18.	CapLease Inc.
19.	CBL & Associates Properties Inc.
20.	Cedar Realty Trust Inc.
21.	Chatham Lodging Trust
22.	Chesapeake Lodging Trust
23.	Cogdell Spencer Inc.
24.	Colonial Properties Trust
25.	CommonWealth REIT
26.	CoreSite Realty Corp.
27.	Corporate Office Properties Trust
28.	Cousins Properties Inc.
29.	CubeSmart
30.	DCT Industrial Trust Inc.
31.	DDR Corp.
32.	Diamondrock Hospitality Co.
33.	Digital Realty Trust Inc.
34.	Douglas Emmett Inc.
35.	Duke Realty Corp.
36.	Dupont Fabros Technology Inc.
37.	EastGroup Properties Inc.
38.	Education Realty Trust Inc.
39.	Entertainment Properties Trust
40.	Equity Lifestyle Properties Inc.
41.	Equity One Inc.
42.	Equity Residential
43.	Essex Property Trust Inc.
44.	Excel Trust Inc.
45.	Extra Space Storage Inc.
46.	Federal Realty Investment Trust
47.	FelCor Lodging Trust Inc.
48.	First Industrial Realty Trust Inc.
49.	First Potomac Realty Trust
50.	Franklin Street Properties Corp.
51.	General Growth Properties Inc.
52.	Getty Realty Corp.
53.	Gladstone Commercial Corp.
54.	Glimcher Realty Trust
55.	Government Properties Income Trust
56.	HCP Inc.
57.	Health Care REIT Inc.
58.	Healthcare Realty Trust Inc.
59.	Hersha Hospitality Trust (Cl A)
60.	Highwoods Properties Inc.
61.	Home Properties Inc.
62.	Hospitality Properties Trust
63.	Host Hotels & Resorts Inc.
64.	Hudson Pacific Properties Inc.
65.	Inland Real Estate Corp.
66.	Investors Real Estate Trust
67.	Kilroy Realty Corp.
68.	Kimco Realty Corp.
69.	Kite Realty Group Trust
70.	LaSalle Hotel Properties
71.	Lexington Realty Trust
72.	Liberty Property Trust
73.	LTC Properties Inc.
74.	Macerich Co.
75.	Mack-Cali Realty Corp.
76.	Medical Properties Trust Inc.
77.	Mid-America Apartment Communities Inc.
78.	Mission West Properties
79.	Monmouth Real Estate Investment Corp. (Cl A)
80.	MPG Office Trust Inc.
81.	National Retail Properties Inc.
82.	National Health Investors Inc.
83.	Omega Healthcare Investors Inc.
84.	One Liberty Properties Inc.
85.	Parkway Properties Inc.
86.	Pebblebrook Hotel Trust
87.	Pennsylvania Real Estate Investment Trust
88.	Piedmont Office Realty Trust Inc.
89.	Plum Creek Timber Company Inc.
90.	Post Properties Inc.
91.	Potlatch Corp.

I-1

92.	Prologis Inc.
93.	PS Business Parks Inc.
94.	Public Storage
95.	Ramco-Gershenson Properties Trust
96.	Rayonier Inc. REIT
97.	Realty Income Corporation
98.	Regency Centers Corp.
99.	Retail Opportunity Investment Corp.
100.	Sabra Healthcare REIT Inc.
101.	Saul Centers Inc.
102.	Senior Housing Properties Trust
103.	Simon Property Group Inc.
104.	SL Green Realty Corp.
105.	Sovran Self Storage Inc.
106.	Strategic Hotels & Resorts Inc.
107.	Sun Communities Inc.
108.	Sunstone Hotel Investors Inc.
109.	Tanger Factory Outlet Centers Inc.
110.	Taubman Centers Inc.
111.	Terreno Realty Corp.
112.	UDR Inc.
113.	UMH Properties Inc.
114.	Universal Health Realty Income Trust
115.	Urstadt Biddle Properties Inc. (Cl A)
116.	Ventas Inc.
117.	Vornado Realty Trust
118.	Washington Real Estate Investment Trust
119.	Weingarten Realty Investors
120.	Weyerhaeuser Co.
121.	Whitestone REIT (Cl B)
122.	Winthrop Realty Trust

I-2

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date M41865-P21778-Z57242 For Against Abstain THE MACERICH COMPANY 401 WILSHIRE BLVD. SUITE 700 SANTA MONICA, CA 90401 For Against Abstain Yes No AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it promptly in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THE MACERICH COMPANY 1a. Douglas D. Abbey 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following proposals: 1b. Dana K. Anderson 1c. Arthur M. Coppola 1d. Edward C. Coppola 1e. Fred S. Hubbell 1f. Diana M. Laing 1g. Stanley A. Moore 1h. Mason G. Ross 1i. Dr. William P. Sexton Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012. 3. Advisory vote to approve named executive officer compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Proxies will be voted at the discretion of the persons named in the Proxy on any other matter that may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) M41866-P21778-Z57242 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. THE MACERICH COMPANY Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on May 30, 2012 The undersigned stockholder of The Macerich Company, a Maryland corporation (the "Company"), hereby appoint(s) Thomas E. O'Hern and Richard A. Bayer, and each of them, as Proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Fairmont Miramar Hotel, 101 Wilshire Blvd., Santa Monica, California on May 30, 2012 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, each of which is incorporated herein by reference, and revokes any Proxy heretofore given with respect to such meeting or any adjournment(s) or postponement(s) thereof. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is received by mail, telephone or the Internet but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director in Proposal 1 and "FOR" Proposals 2 and 3, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. Continued and to be signed on reverse side